Execution Version 14709549.22 $75,000,000 CREDIT AGREEMENT Dated as of April 13, 2018 among GP COMMERCIAL CB SL LLC, as Borrower, GP COMMERCIAL CB SL HOLDINGS LLC, as Parent Guarantor, GRANITE POINT MORTGAGE TRUST INC., as the REIT, THE GUARANTORS NAMED HEREIN, as Guarantors, THE INITIAL LENDERS NAMED HEREIN, as Initial Lenders, CITIBANK, N.A., as Administrative Agent, and CITIGROUP GLOBAL MARKETS INC., as Sole Lead Arranger and Sole Lead Book Running Manager

-i- 14709549.22 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01. Certain Defined Terms ....................................................................................................... 1 SECTION 1.02. Computation of Time Periods; Other Definitional Provisions .......................................... 28 SECTION 1.03. Accounting Terms ............................................................................................................ 29 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES SECTION 2.01. The Advances ................................................................................................................... 29 SECTION 2.02. Making the Advances ....................................................................................................... 29 SECTION 2.03. [Reserved.] ........................................................................................................................ 31 SECTION 2.04. Repayment of Advances ................................................................................................... 31 SECTION 2.05. Optional Termination or Reduction of the Commitments ................................................ 31 SECTION 2.06. Prepayments ...................................................................................................................... 31 SECTION 2.07. Interest .............................................................................................................................. 32 SECTION 2.08. Fees ................................................................................................................................... 33 SECTION 2.09. Conversion of Advances ................................................................................................... 33 SECTION 2.10. Increased Costs, Etc .......................................................................................................... 34 SECTION 2.11. Payments and Computations ............................................................................................. 36 SECTION 2.12. Taxes ................................................................................................................................. 38 SECTION 2.13. Sharing of Payments, Etc .................................................................................................. 42 SECTION 2.14. Use of Proceeds ................................................................................................................ 42 SECTION 2.15. Evidence of Debt .............................................................................................................. 42 SECTION 2.16. [Reserved.] ........................................................................................................................ 43 SECTION 2.17. [Reserved] ......................................................................................................................... 43 SECTION 2.18. [Reserved.] ........................................................................................................................ 43 SECTION 2.19. Defaulting Lenders ........................................................................................................... 43 SECTION 2.20. Replacement of Lenders ................................................................................................... 44 ARTICLE III CONDITIONS OF LENDING SECTION 3.01. Conditions Precedent to the Closing Date and the Initial Extension of Credit ................. 45 SECTION 3.02. Conditions Precedent to Each Borrowing ......................................................................... 49 SECTION 3.03. Conditions to the Addition of a Borrowing Base Asset .................................................... 50 SECTION 3.04. Conditions to the Release of a Borrowing Base Asset ...................................................... 51 SECTION 3.05. Determinations Under Sections 3.01, 3.02, 3.03 and 3.04 ................................................ 51 ARTICLE IV REPRESENTATIONS AND WARRANTIES SECTION 4.01. Representations and Warranties of the Loan Parties ........................................................ 51 ARTICLE V COVENANTS OF THE LOAN PARTIES SECTION 5.01. Affirmative Covenants ...................................................................................................... 57 SECTION 5.02. Negative Covenants .......................................................................................................... 60

SECTION 5.03.	Reporting Requirements	63
SECTION 5.04.	Financial Covenants	68

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.	Events of Default	69

ARTICLE VII
GUARANTY

SECTION 7.01.	Guaranty; Limitation of Liability	71
SECTION 7.02.	Guaranty Absolute	71
SECTION 7.03.	Waivers and Acknowledgments	72
SECTION 7.04.	Subrogation	73
SECTION 7.05.	[Reserved.]	74
SECTION 7.06.	Indemnification by Guarantors	74
SECTION 7.07.	Subordination	74
SECTION 7.08.	Continuing Guaranty	75

ARTICLE VIII
[RESERVED]

ARTICLE IX
THE ADMINISTRATIVE AGENT

SECTION 9.01.	Authorization and Action	75
SECTION 9.02.	Administrative Agent's Reliance, Etc	76
SECTION 9.03.	Citibank and Affiliates	76
SECTION 9.04.	Lender Credit Decision	76
SECTION 9.05.	Indemnification by Lenders	77
SECTION 9.06.	Successor Administrative Agent	77
SECTION 9.07.	Relationship of the Administrative Agent and Lenders	78

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Amendments, Etc	78
SECTION 10.02.	Notices, Etc	79
SECTION 10.03.	No Waiver; Remedies	81
SECTION 10.04.	Costs and Expenses	81
SECTION 10.05.	Right of Set-off	83
SECTION 10.06.	Binding Effect	83
SECTION 10.07.	Assignments and Participations; Replacement Notes	83
SECTION 10.08.	Execution in Counterparts	87
SECTION 10.09.	Severability	87
SECTION 10.10.	Survival of Representations	87
SECTION 10.11.	Usury Not Intended	87
SECTION 10.12.	[Reserved.]	88
SECTION 10.13.	Confidentiality	88
SECTION 10.14.	Release of Collateral	91
SECTION 10.15.	Patriot Act Notification	91
SECTION 10.16.	Jurisdiction, Etc	91

-ii-

14709549.22

-iii- 14709549.22 SECTION 10.17. [Reserved] ......................................................................................................................... 92 SECTION 10.18. Governing Law ................................................................................................................. 92 SECTION 10.19. WAIVER OF JURY TRIAL............................................................................................. 92 SECTION 10.20. No Fiduciary Duties .......................................................................................................... 92 SECTION 10.21. [Reserved] ......................................................................................................................... 92 SECTION 10.22. Acknowledgment and Consent to Bail-In of EEA Financial Institutions ......................... 92

-iv- 14709549.22 SCHEDULES Schedule I - Commitments and Applicable Lending Offices Schedule II - Representations and Warranties Regarding Borrowing Base Assets Schedule 4.01(b) - Subsidiaries EXHIBITS Exhibit A - Form of Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Opinion of Sidley Austin LLP Exhibit D - Form of Assignment and Acceptance Exhibit E - Form of Borrowing Base Addition Certificate Exhibit F - Form of Security and Pledge Agreement Exhibit G - Form of Servicing Agreement Joinder Exhibit H - Form of Deposit Account Control Agreement Exhibit I - Form of Compliance Certificate Exhibit J - Form of Availability Certificate Exhibit K - Form of Solvency Certificate Exhibit L-1 - Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit L-2 - Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Exhibit L-3 - Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Exhibit L-4 - Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

14709549.22 CREDIT AGREEMENT CREDIT AGREEMENT dated as of April 13, 2018 (this “Agreement”) among GP COMMERCIAL CB SL LLC, a Delaware limited liability company (the “Borrower”), GP COMMERCIAL CB SL HOLDINGS LLC, a Delaware limited liability company (the “Parent Guarantor”), GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation (the “REIT”), GRANITE POINT OPERATING COMPANY LLC, a Delaware limited liability company (“GPOC LLC”), TH COMMERCIAL HOLDINGS LLC, a Delaware limited liability company (the “HoldCo” and, together with the Parent Guarantor, the REIT and GPOC LLC, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), CITIBANK, N.A. (“Citibank”), as administrative agent (together with any successor administrative agent appointed pursuant to Article IX, the “Administrative Agent”) for the Lenders (as hereinafter defined) and CITIGROUP GLOBAL MARKETS INC. (“CGMI”) as sole lead arranger and sole lead book running manager (the “Arranger”). ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Act of Insolvency” means, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any Debtor Relief Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any Governmental Authority having the jurisdiction to do so; (d) the making of a general assignment for the benefit of creditors; (e) the admission in writing by such Person of its inability to pay its debts or discharge its obligations as they become due or mature (including without limitation, its obligations under any Loan Documents); or (f) that any Governmental Authority or any Person, agency or entity acting at the direction of any Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person. “Administrative Agent” has the meaning specified in the recital of parties to this Agreement. “Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 1615 Brett Road, OPS III, New Castle, Delaware 19720, ABA No. 021000089, Account No. 40784524, Account Name: SSB, Reference: Granite Point Credit Facility, Attention: Loans Team, or such other account as the Administrative Agent shall specify in writing to the Lenders. “Advance” has the meaning specified in Section 2.01. “Affiliate” means, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person;

2 14709549.22 provided, however, that in no event shall any of the following entities be considered an “Affiliate” of any Loan Party: (i) the Pine River Entities, or (ii) any Subsidiary or affiliates or any fund or other entity managed or advised from time to time by any of the Pine River Entities, other than the Loan Parties or any other direct or indirect Subsidiary of any Loan Party, solely to the extent that such Person would be considered an “Affiliate” solely as a result of a Pine River Entity’s direct or indirect ownership therein. “Agreement” has the meaning specified in the recital of parties to this Agreement. “Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”, and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement. “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the REIT or the REIT’s Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended. “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance. “Applicable Margin” has the meaning specified in the Fee Letter. “Appraisal” means a USPAP compliant appraisal of the underlying Real Property from a third party appraiser addressed to the Originator in form and substance satisfactory to the Administrative Agent and delivered to the Administrative Agent pursuant to Section 3.03. “Approved Electronic Communications” means each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information materials required to

3 14709549.22 be delivered pursuant to Sections 5.03(b) and (c); provided, however, that solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.06(a) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement. “Approved Electronic Platform” has the meaning specified in Section 10.02(c). “Arranger” has the meaning specified in the recital of parties to this Agreement. “Asset Value” means, with respect to any Borrowing Base Asset, (a) as of the date of origination or purchase (i) to the extent purchased by the Originator, the price at which such asset is transferred to the Originator on the date of purchase and (ii) to the extent originated by the Originator, the book value of such asset on the date of origination in accordance with GAAP (adjusted to exclude any origination fees received in connection therewith) and (b) as of any other date of determination, the lesser of (i) the amount described in the preceding clause (a) for such asset, reduced by (A) the portion of any payment or prepayment of principal of such asset pursuant to, and in accordance with, the Borrowing Base Asset Documents and (B) any other payments made by or on behalf of the Underlying Obligor and applied by the Borrower to reduce the outstanding principal amount of such asset pursuant to, and in accordance with, the Borrowing Base Asset Documents, and increased by any increases in the outstanding principal amount of such asset pursuant to, and in accordance with, the Borrowing Base Asset Documents and (ii) the book value of such asset on such date in accordance with GAAP (to the extent originated by the Originator, adjusted to exclude any origination fees received in connection therewith). “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and in substantially the form of Exhibit D hereto. “Availability Certificate” means a certificate in substantially the form of Exhibit J hereto, duly certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

4 14709549.22 “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any successor statute. “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) ½ of 1% per annum above the Federal Funds Rate and (c) the one-month Eurodollar Rate plus 1% per annum; provided, however, that in no circumstance shall the Base Rate be less than 1.00% per annum. Citibank’s base rate is a rate set by Citibank based upon various factors, including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i). “Borrower” has the meaning specified in the recital of parties to this Agreement. “Borrower’s Account” means the account of the Borrower maintained by the Borrower with Wells Fargo Bank, National Association at its office at 420 Montgomery Street, San Francisco, CA 94104, ABA No. 121-000-248, Account No. 4345806509 or such other account as the Borrower shall specify in writing to the Administrative Agent. “Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders. “Borrowing Base Addition Certificate” means a certificate in substantially the form of Exhibit E hereto, duly certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of each of the REIT and the Borrower. “Borrowing Base Asset Documents” means all documents, instruments, agreements, assignments and certificates, including without limitation, any and all loan or credit agreements, notes, allonges or endorsements, mortgages, assignments of leases and rents, security agreements, pledge agreements, assignments of contracts, environmental indemnities, guaranties, mortgagee’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions and UCC-1 financing statements, as may be applicable, that are or may be executed (and acknowledged where applicable) and recorded and filed by an Underlying Obligor in connection with a Borrowing Base Asset, as the same may be amended or otherwise modified from time to time in accordance with this Agreement. Borrowing Base Asset Documents shall also include all agreements, permits, assurances and other instruments (such as permits and approvals) that may be delivered to the applicable Borrower by the Underlying Obligor pursuant to the Borrowing Base Asset Documents. “Borrowing Base Assets” means each Eligible Asset included in the Facility on the Closing Date or subsequently added to the Facility pursuant to Section 3.03. “Borrowing Base Asset Value” has the meaning specified in the Fee Letter.

5 14709549.22 “Borrowing Base Conditions” means with respect to any asset, each of the following conditions: (a) the Borrower shall own 100% of such asset; (b) such asset shall not be a Defaulted Asset; (c) such asset shall be originated or acquired by the Originator, and shall not have been modified in any material respect since its origination or acquisition except as disclosed to the Administrative Agent prior to becoming a Borrowing Base Asset or otherwise in accordance with this Agreement; (d) other than pursuant to the Loan Documents, the Borrower’s interest in such asset is not subject to any Lien, Negative Pledge or other encumbrance; (e) the Loan to Value Ratio with respect to such asset shall not exceed 80%; (f) the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT has delivered a certificate certifying, in his/her reasonable, good faith judgment, that such asset satisfies all criteria necessary to qualify as an “eligible asset” (or similar term) under one or more of the REIT’s or its Subsidiaries’ then existing commercial mortgage repurchase facilities with unused capacity; (g) such asset shall be secured by a mortgage on the underlying Real Property that is the subject of an Appraisal that has been delivered to the Administrative Agent at the time such loan becomes a Borrowing Base Asset; (h) such asset is secured by a commercial, multifamily or hospitality property and such asset is not a construction loan, a land loan or a for-sale residential property; (i) the representations and warranties for assets of that type set forth in Schedule II are true and correct in all material respects (except as disclosed in writing to Administrative Agent in an exception report prior to approval of such Borrowing Base Asset and otherwise from time to time); (j) the Underlying Obligor under such asset is an entity organized under the laws of a state of the United States of America or the District of Columbia; (k) such asset is denominated in Dollars; (l) the underlying Real Property with respect to such asset shall be located within any state of the United States of America or the District of Columbia; (m) except as approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Underlying Obligor shall have no Debt other than such asset; and (n) after giving effect to the origination or acquisition of the asset, the Whole Loan Debt Yield will be greater than the Minimum Whole Loan Debt Yield.

6 14709549.22 Upon any asset ceasing to qualify as an Eligible Asset, the Borrowing Base Asset Value of such asset shall be $0 unless otherwise approved in writing by the Required Lenders. Within five Business Days after becoming aware of any such disqualification, the Borrower shall deliver to the Administrative Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Event of Default arises as a result of such disqualification, and a calculation of the Borrowing Base Asset Value attributable to such asset. “Borrowing Base Deliverables” means, with respect to any Proposed Borrowing Base Asset, the following items, each in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender: (a) the investment committee memorandum of the Manager in respect of such Proposed Borrowing Base Asset; (b) an Appraisal of the underlying Real Property securing such Proposed Borrowing Base Asset; and (c) such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, including, without limitation, (i) phase I, (ii) senior loan agreement, (iii) senior loan note, (iv) property condition report, (v) title report, (vi) survey, (vii) zoning report, (viii) loan mortgage, (ix) Underlying Obligor certificate of formation and (x) consolidated lien search results. “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market. “Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date. “Cash and Cash Equivalents” means any of the following, (i) cash, (ii) fully federally insured demand deposits, and (iii) securities with maturities of 30 days or less from the date of acquisition issued or fully guaranteed or insured by the United States federal government or any agency thereof. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. “CGMI” has the meaning specified in the recital of parties to this Agreement. “Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the REIT (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the REIT; or (b) [reserved]; or (c) [reserved]; or (d) the sole member of Borrower ceases to be the Parent

7 14709549.22 Guarantor; or (e) the sole member of the Parent Guarantor ceases to be HoldCo; or (f) the sole member of HoldCo ceases to be GPOC LLC; or (g) the sole member of GPOC LLC ceases to be the REIT; or (h) the REIT ceases to be the sole indirect beneficial owner of the Borrower; or (i) Manager or any other Pine River Entity or any other person directly or indirectly Controlling, Controlled by or under common Control with any Pine River Entity shall at any time cease to act as the external manager of the REIT; or (j) the Parent Guarantor shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Borrower owned by it other than pursuant to the Collateral Documents; (k) HoldCo shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Parent Guarantor owned by it; (l) GPOC LLC shall create, incur, assume or suffer to exist any Lien on the Equity Interests in HoldCo; or (m) the REIT shall create, incur, assume or suffer to exist any Lien on the Equity Interests in HoldCo. “Citibank” has the meaning specified in the recital of parties to this Agreement. “Closing Date” means April 13, 2018. “CMBS” means mortgage pass-through certificates or other securities issued pursuant to a securitization of commercial real estate loans. “Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Documents” means the Security and Pledge Agreement, Deposit Account Control Agreement and any other agreement entered into by a Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Collection Account” means a deposit account with the Deposit Bank in the name of a Borrower subject to a Lien of the Administrative Agent for the benefit of the Secured Parties. “Collections” means with respect to any Borrowing Base Asset: (a) all scheduled payments of principal and principal prepayments, all insurance proceeds and all guaranty payments and net proceeds of any liquidations, sales, dispositions or securitizations received by the Borrower, in each case, attributable to the principal of such Borrowing Base Asset; (b) all payments and collections attributable to interest on such Borrowing Base Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and net proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Borrowing Base Asset received by the Borrower; and (c) amendment fees, late fees, waiver fees or other amounts received in respect of such Borrowing Base Asset. For the avoidance of doubt, Collections shall not include fees and reimbursements paid to the Servicer pursuant to the Servicing Agreement, origination fees and expense deposits paid by any Underlying Obligor in connection with the origination and closing of any Borrowing Base Asset, any reimbursement for out-of-pocket costs and expenses or any amounts deposited into an escrow reserve pursuant to and in accordance with the related Borrowing Base Asset Documents.

8 14709549.22 “Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Error! Reference source not found. hereto under the caption “Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(d) as such Lender’s “Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications. “Compliance Certificate” means a certificate in substantially the form of Exhibit I hereto, duly certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT. “Connection Income Taxes” means Other Connection Taxes imposed on or measured by net income (however denominated) or franchise Taxes or branch profits Taxes. “Consent Request Date” has the meaning specified in Section 10.01(b). “Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Contingent Obligation” means, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off- Balance Sheet Rules defined below), (b) obligations, including Guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Debt, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person and (iii) reasonable and customary “bad boy” acts agreed to by such person (as a guarantor thereunder) in connection with a mortgage loan or mezzanine loan transaction, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing which is obligatory and non-discretionary on the part of the lender which is not or, in the case of a future advance obligation under an Eligible Asset, will not be fully offset by a corresponding asset. The amount of any Contingent Obligations described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability

9 14709549.22 in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off- Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249). “Control” means, with respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled” and “under common Control” have correlative meanings. “Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10. “Debt” means, with respect to any Person on any date, all of the following on such date, whether or not included as indebtedness or liabilities in accordance with GAAP determined without duplication: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise); (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of preferred equity or trust preferred securities; (c) Capitalized Lease Obligations; (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) Off-Balance Sheet Obligations; (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, committed future funding obligations which are not fully offset by a corresponding asset, purchase obligations, repurchase obligations, sale/buy-back agreements, takeout commitments or

10 14709549.22 forward equity commitments which are not or, in the case of a future advance obligation under an Eligible Asset, will not be fully offset by a corresponding asset, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of equity interests (other than mandatory redeemable stock)); (h) all Non-Recourse Debt, Recourse Debt and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (other than pursuant to any guarantee of customary non-recourse exceptions, but only to the extent they are contingent); (i) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Liens permitted hereunder) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided that, if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien; (j) all Contingent Obligations; (k) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services; (l) indebtedness of general partnerships for which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise); and (m) obligations to fund capital commitments under any articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents, subscription agreement or otherwise. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or otherwise available debtor relief laws of the United States, of any State or of any other applicable jurisdictions from time to time in effect. “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both. “Defaulted Asset” means any Borrowing Base Asset (a) that is 30 days or more delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related loan documents or other asset documentation, (b) for which there is a breach of the

11 14709549.22 applicable representations and warranties set forth on Schedule II that results in a determination by Administrative Agent in its sole and absolute discretion, exercised in good faith, that such breach could reasonably be expected to have a material adverse effect on the market value of a Borrowing Base Asset or the underlying Real Property, (c) to which an Act of Insolvency shall have occurred with respect to the Underlying Obligor, (d) as to which a material non-monetary event of default shall have occurred beyond any applicable notice or cure period under any related Borrowing Base Asset Documents, or (e) for which the related Borrowing Base Asset Documents have been amended in a manner which does not constitute a Permitted Modification, in each case, without regard to any waivers or modifications of, or amendments to, the related Borrowing Base Asset Documents, other than those that were disclosed in writing to the Administrative Agent prior to the date such Borrowing Base Asset was approved for inclusion in the Facility or which are otherwise entered into in accordance with this Agreement. “Defaulting Lender” means, subject to Section 2.19(f), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make (w) an Advance or (x) any other payment, in each case when due hereunder (each, a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice or public statement), (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.19(f)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders. “Departing Lender” has the meaning specified in Section 2.20. “Deposit Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of the Closing Date, by and among the Borrower, the Administrative Agent and the Deposit Bank, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time, and each providing to the Administrative Agent “control” of the Collection Account within the meaning of Article 9 of the Uniform Commercial Code. “Deposit Bank” means Wells Fargo Bank, National Association, or any other deposit bank mutually agreed upon between the Borrower and the Administrative Agent. “Disclosable Event” has the meaning specified in Section 5.03(v). “Dollars” and the “$” each means lawful currency of the United States of America.

12 14709549.22 “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Error! Reference source not found. hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Asset” means any asset that is a commercial mortgage loan which, subject to Section 3.03(c), at all times, satisfies each of the Borrowing Base Conditions. “Eligible Assignee” means (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 10.07, approved by the Borrower, each such approval not to be unreasonably withheld, conditioned or delayed (and in the case of the Borrower, such approval shall be deemed given if not denied in writing within ten Business Days following a request therefor); provided, however, that in no circumstances shall any Loan Party, any Affiliate of a Loan Party, any natural person or any Defaulting Lender qualify as an Eligible Assignee under this definition. “Environmental Action” means any enforcement action, litigation, demand, demand letter, claim of liability, notice of non-compliance or violation, notice of liability or potential liability, investigation, enforcement proceeding, consent order or consent agreement in each case of or before any Governmental Authority and relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health or safety from exposure to Hazardous Materials or to the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or

13 14709549.22 other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief. “Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, common law, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environmental Permit” means any permit, approval, identification number, license, registration or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code. “ERISA Event” means (a)(i) the occurrence of a Reportable Event or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver or imposition of a lien, in either case pursuant to Section 412 of the code or Section 302 of ERISA, with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

14 14709549.22 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Error! Reference source not found. hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Screen Rate determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, or, if for any reason the Screen Rate is not available at such time, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch (or other Citibank branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period; provided, however, that in no circumstance shall the Eurodollar Rate be less than 0.00% per annum. For purposes of determining the Base Rate, the one-month Eurodollar Rate shall be calculated as set forth in this paragraph utilizing the Screen Rate for a one-month period determined as of approximately 11:00 A.M. (London time) on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day). “Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii). “Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period. “Events of Default” has the meaning specified in Section 6.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes

15 14709549.22 imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20 or Section 10.01(b)) or (ii) such Lender changes its lending office except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(f) and Section 2.12(g) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form or other document originally was required to be provided) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. “Facility Exposure” means, at any time, the aggregate principal amount of all outstanding Advances. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretation or application thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, an analogous rate determined by the Administrative Agent with reference to another commercially available source or sources designated by the Administrative Agent; provided, however, that in no circumstance shall the Federal Funds Rate be less than 0% per annum. “Fee Letter” means any separate letter agreement executed and delivered by the Borrower or an Affiliate of the Borrower and to which the Administrative Agent or an Arranger is a party, as the same may be amended, restated or replaced from time to time. “Fiscal Year” means a fiscal year of the REIT and its Consolidated Subsidiaries ending on December 31 in any calendar year. “Foreign Lender” has the meaning specified in Section 2.12(g)(ii). “Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

16 14709549.22 “GAAP” has the meaning specified in Section 1.03. “Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Effect. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any Federal, state, municipal, national, local or other governmental department, agency, authority, commission, instrumentality, board, bureau, regulatory body, court, central bank or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “GPOC LLC” has the meaning specified in the recitals of parties to this Agreement. “Guarantee” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings. “Guaranteed Obligations” has the meaning specified in Section 7.01(a). “Guarantors” has the meaning specified in the recital of parties to this Agreement. “Guaranty” means the Guaranty by the Guarantors pursuant to Article VII. “Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated or classified as hazardous or toxic or as a pollutant or contaminant, or otherwise regulated, under any Environmental Law. “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements. “Highly Rated CMBS” means CMBS rated at least “AA” (or any comparable rating) by any Rating Agency. “ICE LIBOR” has the meaning specified in the definition of “Screen Rate”. “Indemnified Costs” has the meaning specified in Section 9.05(a).

17 14709549.22 “Indemnified Party” has the meaning specified in Section 7.06(a). “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Information” has the meaning specified in Section 10.13(a). “Initial Extension of Credit” means the initial Borrowing hereunder. “Initial Lenders” has the meaning specified in the recital of parties to this Agreement. “Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. “Interest Expense” means with respect to any Person in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense, whether paid or accrued, without deduction of consolidated interest income, including, without limitation or duplication, or, to the extent not so included, with the addition of: (i) interest expense associated with any interest rate hedging activity; (ii) the amortization of debt discounts by such Person; and (iii) prepayment penalties and debt extinguishment charges paid by such Person, in all cases as reflected in the applicable consolidated financial statements and all as determined in accordance with GAAP. “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period on the date that is one month thereafter and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the date that is one month thereafter. The duration of each such Interest Period shall be one month; provided, however, that: (a) Interest Periods with respect to any Eurodollar Rate Advance shall end after the Termination Date; (b) [reserved]; (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the

18 14709549.22 number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Interpolated Rate” means, for the relevant Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) which results from interpolating on a linear basis between: (a) the applicable Published Screen Rate for the longest period (for which that Published Screen Rate is available) which is less than the relevant Interest Period; and (b) the applicable Published Screen Rate for the shortest period (for which that Published Screen Rate is available) which exceeds the relevant Interest Period. “Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Debt of, or purchase or other acquisition of any Debt of, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person, or (d) the purchase or other acquisition of any Real Property. Any binding commitment to make an Investment, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment; provided, however, that in the case of a binding commitment to make an Investment in replacement of an existing Investment, the amount of such binding commitment shall only be counted to the extent it exceeds the amount of the existing Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. “Knowledge” means, whenever in this Agreement or any of the Loan Documents, or in any document or certificate executed on behalf of any Person pursuant to the Loan Documents, reference is made to the knowledge of any such Person (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge of the individuals of such Person or its Affiliates who have responsibility for any day- to-day decision making, or the legal, operational or financial affairs of such Person; or (b) with respect to any representations, warranties, certifications or statements with respect to any Borrowing Base Asset, the actual knowledge of those individuals who have responsibility for the origination or acquisition, as applicable, underwriting, servicing or sale of such Borrowing Base Asset. “Lender Insolvency Event” means that, other than in connection with an Undisclosed Administration, (a) the Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been

19 14709549.22 appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) such Lender or its Parent Company has become the subject of a Bail-In Action. Notwithstanding the above, a Lender Insolvency Event shall not occur solely by virtue of the ownership or acquisition of any Equity Interest in the applicable Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 10.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement. “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor, the lien or assessment relating to any property assessed clean energy loan and any easement, right of way or other encumbrance on title to Real Property. “Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) the Collateral Documents and (e) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement. “Loan Parties” means the Borrower and the Guarantors. “Loan to Value Ratio” means, on any date with respect to any asset, a fraction (expressed as a percentage) (A) the numerator of which is the outstanding principal balance of such asset (including all levels of Debt thereon) and (B) the denominator of which is the “as-is” appraised value of the underlying Real Property based on an Appraisal. “Manager” means Pine River Capital Management L.P., a Delaware limited partnership. “Margin Stock” has the meaning specified in Regulation U. “Material Adverse Change” means a material adverse change in the business, condition (financial or otherwise), results of operations or prospects of any Loan Party, taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Loan Parties, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, (d) the value of the Collateral or (e) the value, use, operation or ability to sell or refinance any Borrowing Base Asset. “Material Contract” means each contract to which (a) the REIT, GPOC LLC or HoldCo is a party involving aggregate consideration payable to or by the REIT, GPOC LLC or HoldCo, as applicable, in an amount of $10,000,000 or more per annum, (b) the Borrower or the Parent Guarantor is a party involving aggregate consideration payable to or by the Borrower or the Parent Guarantor, as applicable, in an amount of $250,000 or more per annum or (c) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or

20 14709549.22 prospects of the Loan Parties, taken as a whole; provided that, any commercial mortgage repurchase facility shall not constitute a “Material Contract.” “Material Debt” means (a) Debt of the REIT, GPOC LLC or HoldCo that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $10,000,000 or more, or (b) Debt of the Borrower or the Parent Guarantor that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $250,000 or more; in each case (i) whether or not the primary obligation of the applicable obligor, (ii) whether the subject of one or more separate debt instruments or agreements, and (iii) exclusive of Debt outstanding under this Agreement. “Maximum Rate” means the maximum nonusurious interest rate under applicable law. “Minimum Whole Loan Debt Yield” has the meaning specified in the Fee Letter. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Debt of the Person owning such asset or any other Person. “Non-Consenting Lender” has the meaning specified in Section 10.01(b). “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender. “Non-Recourse Debt” shall mean Debt of a Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Act of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Debt or to a special purpose vehicle subsidiary of such Person whose only assets are such specific assets (solely to the extent that such special purpose vehicle is not subject to a substantive consolidation with such Person). “Note” means a promissory note of the Borrower payable to any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender. “Notice of Borrowing” has the meaning specified in Section 2.02(a).

21 14709549.22 “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. “OECD” means the Organization for Economic Cooperation and Development. “OFAC” has the meaning specified in Section 4.01(z). “Off-Balance Sheet Obligations” means, with respect to any Person on any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so- called “synthetic”, tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Laws, would be characterized as Debt, (b) monetary obligations under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as Debt for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing). “Originator” means TH Commercial Mortgage LLC, a Delaware limited liability company. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed any Obligation under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or pledged or assigned or granted an interest in any Advance or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, recordation, filing or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20 or Section 10.01(b)). “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

22 14709549.22 “Parent Guarantor” has the meaning specified in the recital of parties to this Agreement. “Participant” has the meaning specified in Section 10.07(g). “Participant Register” has the meaning specified in Section 10.07(g). “Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended. “PBGC” means the Pension Benefit Guaranty Corporation (or any successor). “Permitted Modification” means a consent, amendment, supplement, waiver, release or other modification, subject to compliance with the REIT’s or its Subsidiaries’ standards for similarly situated loans, participations and other loan interests, which consent, amendment, supplement, waiver, release or other modification (i) does not increase the loan amount or commitment of the applicable Borrower to the Underlying Obligor, decrease the interest rate, postpone the maturity date, release any material collateral or any underlying borrower or guarantor (other than any release which is expressly permitted under the Borrowing Base Asset Documents in connection with any payment or prepayment of the principal of a Borrowing Base Asset, subject to compliance with Section 2.06(b)(ii)), waive any financial covenants or consent to any transaction not permitted under the Borrowing Base Asset Documents or the Loan Documents or (ii) result in such Borrowing Base Asset ceasing to be an Eligible Asset, unless, in the case of either (i) or (ii), such consent, amendment, supplement, waiver, release or other modification is (x) previously approved by the Majority Lenders for such Borrowing Base Asset in their reasonable discretion, (y) required by law or (z) constitutes action that such Borrower is required to take pursuant to the terms of the relevant Borrowing Base Asset Documents. “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Pine River Entities” means Manager, Pine River Domestic Management L.P., Pine River Capital Management LLC and PRCM Advisers LLC. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Post Petition Interest” has the meaning specified in Section 7.07(c). “Potential Defaulting Lender” means, at any time, (i) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, (ii) any Lender that has notified, or whose Parent Company or a Subsidiary thereof has notified, the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other similar agreement, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or (iii) any Lender that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be conclusive and binding absent manifest error, and such

23 14709549.22 Lender will be deemed a Potential Defaulting Lender (subject to Section 2.19(f)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders. “Proposed Borrowing Base Asset” has the meaning specified in Section 3.03(a). “Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the aggregate amount of such Lender’s Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, such Lender’s Commitment as in effect immediately prior to such termination) and the denominator of which is the Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, the Facility as in effect immediately prior to such termination). “Published Screen Rate” has the meaning specified in the definition of “Screen Rate”. “Rating Agency” means any of Moody’s, S&P, Morningstar, Inc. or Fitch Ratings, Inc., or any successors thereto (as applicable). “Real Property” means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and any improvements and fixtures located thereon, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person. “Recipient” means (a) the Administrative Agent or (b) any Lender. “Recourse Debt” means, with respect to any Person, on any date of determination, the amount of Debt for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Debt for which such recourse liability is limited to obligations relating to or under agreements containing customary recourse carve-outs. “Reference Date” means the earlier of (i) the date on which a Borrowing Base Asset is added to the Facility in accordance with Section 3.03 and (ii) the date which is 31 days after a Borrowing Base Asset is originated or acquired by the Originator. “Register” has the meaning specified in Section 10.07(d). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time. “REIT” has the meaning specified in the recitals of parties to this Agreement. “REIT Status” means with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 et seq. of the Internal Revenue Code, including a deduction for dividends paid. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Persons and of such Person’s Affiliates.

24 14709549.22 “Replacement Lender” means an Eligible Assignee designated by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under PBGC Reg. § 4043. “Required Lenders” means, subject to Section 10.01(c), at any time, Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, and (b) the aggregate Unused Commitments at such time. The Facility Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Responsible Officer” means, with respect to any Loan Party, any officer of, or any officer of any general partner or managing member of, such Loan Party, which Officer has (a) responsibility for performing the underlying function that is the subject of the action required of such officer hereunder, or (b) supervisory responsibility for such an officer. “Restricted Payments” means, in the case of any Person, to declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or to make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such. “S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial Inc., and any successor thereto “Sale and Leaseback Transaction” shall mean any arrangement with any Person providing for the leasing by the REIT or any of its Subsidiaries of any Real Property that has been sold or transferred or is to be sold or transferred by the REIT or such Subsidiary, as the case may be, to such Person. “Sanctions” has the meaning set forth in Section 4.01(z). “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended. “Screen Rate” means, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) for deposits in Dollars (for delivery on the first day of such Interest Period) for a term equivalent to such Interest Period as published by Reuters or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time in place of Reuters (the “Published Screen Rate”); provided, however, that if the Published Screen Rate is not available for a period corresponding to the relevant Interest Period but is available for other periods, then “Screen Rate” shall mean the Interpolated Rate; provided, further, that in no circumstances shall the Screen Rate be less than 0% per annum. “Secured Obligations” means, collectively, the “Secured Obligations” as defined in the Security and Pledge Agreement.

25 14709549.22 “Secured Parties” means the Administrative Agent and the Lenders. “Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute. “Security and Pledge Agreement” means the Security and Pledge Agreement, to be executed and delivered by the Parent Guarantor and the Borrower on the Closing Date, substantially in the form of Exhibit F. “Servicer” means (i) Trimont Real Estate Advisors, LLC, for so long as it maintains a primary and special servicer rating of “above average” or better from S&P, or (ii) any other third- party servicer (a) having a primary and special servicer rating of “above average” or better from S&P, and (b) approved by the Administrative Agent in its reasonable discretion. “Servicing Agreement” means the Servicing and Asset Management Agreement, dated as of July 6, 2015, by and between Servicer and Holdco, and to which the Borrower has been joined as a party pursuant to the Servicing Agreement Joinder, as same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to the Borrower in its reasonable discretion and any servicing agreement hereafter entered into with any additional Servicer which additional servicing agreement is acceptable the Borrower in its reasonable discretion. “Servicing Agreement Joinder” means the Joinder Agreement to the Servicing Agreement, dated as of the Closing Date, by and between Borrower and the Servicer, substantially in the form of Exhibit G, relating to the Servicing Agreement. “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability. “SPE Provisions” has the meaning specified in the definition of “SPE Requirements”.

26 14709549.22 “SPE Requirements” means the obligation of the Borrower and the Parent Guarantor to (i) at all times include in its constitutive documents the provisions set forth in Articles III and IV of the Limited Liability Company Agreement of the Borrower and the Parent Guarantor (the “SPE Provisions”) and (ii) deliver all applicable executed engagement or staffing agreements with independent managers or independent directors, as applicable, in form and substance approved by the Administrative Agent. “Subordinated Obligations” has the meaning specified in Section 7.07. “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. “Tangible Net Worth” means with respect to any Person on any date of determination, (A) the sum of all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person and its consolidated Subsidiaries at such date, minus (B) the sum of (i) amounts owing to such Person or any such consolidated Subsidiary from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (ii) intangible assets of such Person and its consolidated Subsidiaries, if any, and (iii) prepaid Taxes and/or expenses, all on or as of such date and all without duplication as determined in accordance with GAAP. “Target Investments” means any of the following: (i) whole mortgage loans, (ii) senior pari passu “A notes” or participations in whole mortgage loans, (iii) mezzanine loans, (iv) preferred equity investments, (v) subordinated mortgage interests (including “B notes” and junior participations in whole mortgage loans, and (vi) real estate securities (including commercial mortgage backed securit ies and collateralized loan obligations); provided that the foregoing shall exclude Highly Rated CMBS. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Termination Date” means the earlier of (a) the second anniversary of the Closing Date, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01. “Test Date” means (a) the last day of each fiscal quarter of the REIT for which financial statements are required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, (b) the date of each Advance, (c) the date of the addition of any Proposed Borrowing Base Asset pursuant to Section 3.03 and (d) the Closing Date. “Total Assets” means with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as

27 14709549.22 consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid Taxes and expenses, all on or as of such date. “Transfer” has the meaning specified in Section 5.02(e). “Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate. “Underlying Obligor” means the borrower under a Borrowing Base Asset. “Underwritten Net Cash Flow” means, with respect to any Borrowing Base Asset, in- place underwritten net cash flow from the underlying Real Property securing such asset, after deduction for normalized capital expenditure amounts and leasing costs and adjusted for any amounts held in a reserve by the Borrower or subject to a committed or conditionally committed future funding obligation of the Borrower pursuant to the Borrowing Base Asset Documents in an amount reasonably determined by the Borrower to be adequate, in all cases as reasonably determined by the Borrower in its reasonable good faith discretion. “Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trust, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed. “Unrestricted Cash” means with respect to any Person and any date, the amount of unrestricted and unencumbered Cash and Cash Equivalents held by such Person and its consolidated Subsidiaries. “Unused Commitment” means, with respect to any Lender at any date of determination, (a) such Lender’s Commitment at such time minus (b) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time. “Unused Fee” has the meaning specified in the Fee Letter. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g)(ii)(C). “USPAP” means the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or the election or appointment of persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

28 14709549.22 “Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability under applicable law. “Whole Loan Debt Yield” means, on any date with respect to any Borrowing Base Asset, a fraction (expressed as a percentage) (A) the numerator of which is the Underwritten Net Cash Flow of the underlying Real Property securing such Borrowing Base Asset, as reasonably determined by the Borrower in its reasonable good faith discretion, and (B) the denominator of which is the Asset Value of such asset on such date. “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means (a) any Loan Party or (b) the Administrative Agent. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. (a) In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. (b) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (c) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”, and (iv) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Loan Party shall be construed to include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver, examinership or trustee for the Borrower or any other Loan Party, as the case may be, in any insolvency, examinership or liquidation proceeding. (d) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

29 14709549.22 (f) Any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). (g) Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. The term “enforceability” and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by any Debtor Relief Law and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). SECTION 1.03. Accounting Terms. (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”). (b) If at any time after the Closing Date there are any changes in accounting principles required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies that would result in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, and either the Borrower or the Required Lenders shall so request, then the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made. Such provisions shall be amended in a manner satisfactory to the Borrower, the Administrative Agent and the Required Lenders. Until covenants, standards, or terms of this Agreement are amended in accordance with this Section 1.03(b), such covenants, standards and terms shall be computed and determined in accordance with accounting principles in effect prior to such change in accounting principles. ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES SECTION 2.01. The Advances. Each Lender severally, but not jointly, agrees, on the terms and conditions hereinafter set forth, to make advances in Dollars (each, an “Advance”) to the Borrower from time to time on any Business Day on which a Borrowing Base Asset is added to the Facility in accordance with Section 3.01 or Section 3.03 during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed the lesser of (i) such Lender’s Unused Commitment at such time and (ii) such Lender’s Pro Rata Share of the Borrowing Base Asset Value of such Borrowing Base Asset. Each Borrowing shall be in an aggregate amount of not less than $7,500,000 and shall consist of Advances made simultaneously by the Lenders ratably according to their Commitments. The Borrower may borrow under and in accordance with this Section 2.01, prepay pursuant to Section 2.06(a) and reborrow under and in accordance with this Section 2.01. SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case

30 14709549.22 of a Borrowing consisting of Eurodollar Rate Advances, or not later than 1:00 P.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing, or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing and (iii) aggregate amount of such Borrowing. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances and 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account. (b) [Reserved.] (c) [Reserved.] (d) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $7,500,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) there may not be more than ten separate Interest Periods in effect hereunder at any time. (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified for such Borrowing in such Notice of Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. (f) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the

31 14709549.22 interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes. (g) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing. (h) Each Lender may, at its option, make any Advance available to the Borrower by causing any domestic branch or Affiliate of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(h) shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner. SECTION 2.03. [Reserved.] SECTION 2.04. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders any outstanding Advance on the earliest of (i) the date which is 91 days after the Reference Date for the Borrowing Base Asset related to such Advance, (ii) the date on which the Borrowing Base Asset related to such Advance is released from the Facility in accordance with Section 3.04 and (iii) the Termination Date. SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the Unused Commitments; provided, however, that each partial reduction of the Facility (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to the Facility. Once terminated, the Commitment may not be reinstated. SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and two Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or, if less, the amount of the Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 10.04(c). (b) Mandatory. (i) The Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings to cause (A) the Facility Exposure not to exceed the Facility at any time, and (B) any Advance comprising part of the same Borrowing not to exceed the Borrowing Base Asset Value of the Borrowing Base Asset related to such Advance

32 14709549.22 at any time, including as a result of the failure of such Borrowing Base Asset to qualify as an Eligible Asset, in each case, in accordance with Section 2.06(b)(iii). (ii) If at any time an Underlying Obligor of a Borrowing Base Asset makes a payment or prepayment of principal of a Borrowing Base Asset pursuant to, and in accordance with, the related Borrowing Base Asset Documents, then the Borrower shall prepay the Advances comprising part of the same Borrowings relating to such Borrowing Base Asset, in an amount equal to such payment or prepayment of principal of the Borrowing Base Asset multiplied by the then applicable Borrowing Base Advance Value for such Borrowing Base Asset in accordance with Section 2.06(b)(iii). (iii) Prepayments of the Facility shall be made (A) in respect of clause (b)(i)(A) above, on the date of determination (or on the next Business Day if such date of determination is not a Business Day) and (B) pursuant to clause (i)(B) and clause (b)(ii) above, within two (2) Business Days of determination. (iv) [Reserved.] (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum: (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears monthly on the last Business Day of each calendar month during such periods and on the date such Base Rate Advance shall be Converted or paid in full. (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full. (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has

33 14709549.22 accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above. (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or a notice of Conversion pursuant to Section 2.09, the Administrative Agent shall give notice to the Borrower and each Lender of the Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above. (d) Interest Rate Determination. If the Screen Rate is unavailable and the Administrative Agent is unable to determine the Eurodollar Rate for any Eurodollar Rate Advances, as provided in the definition of “Eurodollar Rate” herein, (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances, (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. SECTION 2.08. Fees. (a) [Reserved.] (b) [Reserved.] (c) Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account the fees, in the amounts and on the dates, set forth in any Fee Letter and such other fees as may from time to time be agreed between the Borrower and the Administrative Agent. (d) [Reserved.] (e) [Reserved.] (f) Defaulting Lender. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to 0 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees). SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing

34 14709549.22 into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(d), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(d) and each Conversion of Advances comprising part of the same Borrowing under the Facility shall be made ratably among the Lenders in accordance with their Commitments under the Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower. (b) Mandatory. Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (z) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended. SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation or application of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, or funding or maintaining Eurodollar Rate Advances or any Lender shall be subject to any Taxes (excluding, for purposes of this Section 2.10, any Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or Connection Income Taxes (as to which Section 2.12 shall govern)), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; provided, further, that no Lender shall claim additional amounts under this Section 2.10(a) unless, to the extent applicable, such Lender is claiming such additional amounts on all of its similarly situated customers under similar facilities (as determined by such Lender acting reasonably and in good faith), where relevant. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder; provided, however, no Lender shall exercise its rights to impose any such additional amounts on Borrower unless, to the extent applicable, such Lender is contemporaneously

35 14709549.22 imposing such additional amounts on all of its similarly situated counterparties (as determined by such Lender acting reasonably and in good faith), where relevant. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, in each case regardless of the date enacted, adopted, implemented or issued, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, or the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel Supervision known as Basel III and regardless of the date enacted, adopted, implemented or issued, shall be deemed an introduction or change of the type referred to in Section 2.10(a) and this Section 2.10(b). (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist. Notwithstanding the foregoing, the Required Lenders shall not Convert each such Eurodollar Rate Advance into a Base Rate Advance unless, to the extent applicable, the Required Lenders are Converting Eurodollar Rate Advances into Base Rate Advances on all of their similarly situated customers under similar facilities (as determined by the Required Lenders acting reasonably and in good faith), where relevant. (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or application of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Notwithstanding the foregoing, the Required Lenders shall not Convert each such Eurodollar Rate Advance into a Base Rate Advance unless, to the extent applicable, the Required Lenders are Converting Eurodollar Rate Advances into Base Rate Advances on all of their similarly situated customers under similar facilities (as determined by the Required Lenders acting reasonably and in good faith), where relevant.

36 14709549.22 SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 2:00 P.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent shall promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. (b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender any amount so due. (c) All computations of interest based on Citibank’s base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount

37 14709549.22 is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order of priority: (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date; (ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 10.04, Section 22 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date; (iii) third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date; (iv) fourth, to the payment of all of the fees that are due and payable to the Lenders under 0 on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facility on such date; (v) fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date; (vi) sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date; (vii) seventh, to the payment of any other accrued and unpaid interest comprising Obligations of the Loan Parties owing under or in respect of the Loan Documents that is due and payable on such date, ratably based upon the respective aggregate amounts of all such interest owing to the respective obligees thereof on such date; (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lenders on such date; and

38 14709549.22 (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the respective obligees thereof on such date. SECTION 2.12. Taxes. (a) Any and all payments by or on account of any Obligation of any Loan Party or the Administrative Agent hereunder or under any Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Without duplication of Sections 2.12(a) or 2.12(b), the Loan Parties shall indemnify each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Recipient, or required to be deducted or withheld from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This indemnification shall be made within ten days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. (d) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.12(d).

39 14709549.22 (e) As soon as practicable after, but in any case within 30 days after, the date of any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a U.S. Person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (e) and (g) of this Section 2.12, the term “United States” shall have the meaning specified in Section 7701(a)(9) of the Internal Revenue Code. (f) Any Lender that is entitled to an exemption from, or reduction of, withholding Taxes with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(i), (ii) and (iv) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (g) Without limiting the generality of Section 2.12(f), (i) each Lender that is a U.S. Person shall, to the extent it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with an executed copy of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (ii) each Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with whichever of the following is applicable:

40 14709549.22 (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United Sates is a party, (x) with respect to payments of interest under any Loan Document, an executed copy of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) an executed copy of Internal Revenue Service Form W-8ECI; (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code (x) a certificate substantially in the form of Exhibit L-1 hereto to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable; or (D) to the extent that the Foreign Lender is not the beneficial owner, an executed copy of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, however, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner; (iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by any applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by any applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the

41 14709549.22 Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received an indemnification payment pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) if such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. No party shall have any obligation to pursue, or any right to assert, any refund of Indemnified Taxes that may be paid by another party. (i) [Reserved.] (j) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. (k) [Reserved.] (l) Without prejudice to the survival of any other agreement of any party hereunder or under any other Loan Document, the agreements and obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent, the assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

42 14709549.22 SECTION 2.13. Sharing of Payments, Etc. Subject to the provisions of Section 2.11(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 10.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, (x) that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (y) the provisions of this paragraph shall not be construed to apply to the application of funds arising from the existence of a Defaulting Lender. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be. SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Loan Parties agree that they shall use such proceeds) solely for (i) the origination or acquisition of commercial mortgage loans and other debt and debt-like commercial real estate investments, (ii) general corporate purposes of the Borrower, and (iii) the payment of fees and expenses related to the Facility and the other transactions contemplated by the Loan Documents. The Borrower will not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person such proceeds, (A) to fund any activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor, or otherwise) or any Anti-Corruption Laws. SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a

43 14709549.22 copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, as applicable, payable to such Lender in a principal amount equal to the Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. To the extent no Note has been issued to a Lender, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit hereunder. (b) The Register maintained by the Administrative Agent pursuant to Section 10.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof. (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above shall be conclusive absent manifest error. Entries made by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement. SECTION 2.16. [Reserved.] SECTION 2.17. [Reserved]. SECTION 2.18. [Reserved.] SECTION 2.19. Defaulting Lenders. (a) [Reserved.] (b) If a Lender becomes, and during the period it remains, a Defaulting Lender, any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.19(f)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth after the termination of the Commitments and payment in full

44 14709549.22 of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. (c) [Reserved.] (d) Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as the Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders (determined after giving effect to Section 10.01) may by notice to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed). (e) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than 30 days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(b) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender. (f) If the Borrower and the Administrative Agent agree in writing, in their discretion, that a Lender is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(b)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Facility Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Facility Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided, however, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender. SECTION 2.20. Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender (a “Departing Lender”) to

45 14709549.22 assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Sections 10.01(b) and 10.07, as applicable, in each case except to the extent provided in this Section 2.20), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.12) and obligations under this Agreement and the other Loan Documents to a Replacement Lender that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment), provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07; (b) such Departing Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the applicable Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable law; (e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Replacement Lender shall have consented to the applicable amendment, waiver or consent; and (f) no Default or Event of Default shall have occurred and be continuing on the date of such assignment. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Departing Lender required to make an assignment pursuant to this Section 2.20 shall promptly execute and deliver an Assignment and Acceptance with the applicable Replacement Lender. If such Departing Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (i) the date on which the Replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (ii) the date on which the Departing Lender receives all payments described in clause (b) of this Section 2.20, then such Departing Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Departing Lender. ARTICLE III CONDITIONS OF LENDING SECTION 3.01. Conditions Precedent to the Closing Date and the Initial Extension of Credit. The effectiveness of the Commitments of each Lender, and the obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit requested hereunder on or after the Closing Date is subject to the satisfaction of the following conditions precedent:

46 14709549.22 (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes, as to which one original of each shall be sufficient) in sufficient copies for each Lender: (i) (A) this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Guarantors and each Initial Lender party hereto, (B) the Security and Pledge Agreement, executed and delivered by a duly authorized officer of each of the Parent Guarantor and the Borrower, (C) the Deposit Account Control Agreement duly executed and delivered by the Deposit Bank and the Borrower and (D) to the extent requested by any Lender, a Note duly completed and executed by the Borrower and payable to such Lender, together with; (1) each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person, shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation; (2) completed requests for information dated a recent date, including UCC, judgment, tax, litigation and bankruptcy searches with respect to each applicable Loan Party, and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions specified by the Administrative Agent that name any Loan Party as debtor, together with copies of such financing statements, and such searches shall reveal no Liens on any of the assets of the Loan Parties; (3) certificated Equity Interests in the Borrower and a membership interest power with respect thereto executed in blank, all in form and substance acceptable to the Administrative Agent; (4) evidence satisfactory to the Administrative Agent that the Parent Guarantor and the Borrower shall have complied with the SPE Requirements; and (5) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security and Pledge Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC termination statements, to the extent applicable). (ii) Evidence that the Collection Account shall have been established at the Deposit Bank pursuant to documentation reasonably satisfactory to the Administrative Agent. (iii) A true, correct and complete copy of the Servicing Agreement, as certified by a Responsible Officer of the Borrower. The Servicing Agreement Joinder, executed and delivered by the applicable Servicer and a Responsible Officer of the Borrower. (iv) A certificate substantially in the form of Exhibit K from the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT certifying that

47 14709549.22 the REIT and its Subsidiaries, considered as a whole, after giving effect to the transactions contemplated hereby to occur on the Closing Date, are Solvent. (v) Certified copies of the resolutions of the Board of Directors of the REIT on its behalf and on behalf of each other Loan Party for which it is the ultimate signatory approving the transactions contemplated by the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party. (vi) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office and (2) such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation. (vii) [Reserved]. (viii) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(vi), or including a copy of such amendment, (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

48 14709549.22 (ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder. (x) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, historical operating statements (if any), audited annual financial statements for the year ending December 31, 2016 and December 31, 2017 (if available), interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit) and financial projections for the REIT’s consolidated operations. (xi) [Reserved.] (xii) An opinion of Sidley Austin LLP, special New York counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit C hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request. (xiii) An opinion of Dentons, special counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent. (xiv) An opinion of Stinson Leonard Street, special counsel for the REIT, in form and substance satisfactory to the Administrative Agent. (xv) [Reserved.] (xvi) [Reserved.] (xvii) Each of the documents required pursuant to Section 3.03 for any Borrowing Base Asset which is to be included in the Facility on the Closing Date. (xviii) A Compliance Certificate, dated the Closing Date, stating that after giving effect to the Initial Extension of Credit, the REIT shall be in compliance with the covenants contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants. (b) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them. (c) [Reserved.] (d) [Reserved.]

49 14709549.22 (e) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no Material Adverse Change since December 31, 2017. (f) There shall exist no action, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby. (g) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and evidence of such approvals shall have been provided to the Administrative Agent, and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents. (h) [Reserved.] (i) [Reserved.] (j) The Borrower shall have paid all accrued fees of the Administrative Agent, the Arranger and the Lenders and all reasonable, out-of-pocket expenses of the Administrative Agent and the Arranger (including the reasonable fees and expenses of counsel to the Administrative Agent), in each case, as set forth in the Fee Letters. (k) The Borrower shall, upon the reasonable request of any Lender made at least ten Business Days prior to the Closing Date, provide to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti- money-laundering rules and regulations, including the Patriot Act, in each case at least five Business Days prior to the Closing Date. SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the satisfaction of the conditions set forth in Section 3.01 (to the extent not previously satisfied pursuant to that Section) and such further conditions precedent that on the date of such Borrowing: (a) the Administrative Agent shall have received for the account of each Lender an Availability Certificate demonstrating, as of the date of such Borrowing, (i) the Borrower’s calculation of the Borrowing Base Asset Value (including declining Borrowing Base Asset Values over time) and (ii) the Facility will be greater than or equal to the Facility Exposure (in each case, calculated on a pro forma basis after giving effect to such Borrowing); (b) the following statements shall be true and the Administrative Agent shall have received for the account of each Lender (to the extent not previously included in an applicable Notice of Borrowing) a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, stating that: (i) the representations and warranties contained in each Loan Document are correct and complete in all material respects on and as of such date, before and after giving effect to

50 14709549.22 (A) such Borrowing and (B) the application of the proceeds therefrom, as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing or (B) from the application of the proceeds therefrom; (c) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request; and (d) the Borrowing Base Asset related to such Borrowing has been added to the Facility in accordance with Section 3.03. SECTION 3.03. Conditions to the Addition of a Borrowing Base Asset. (a) The Borrower may request the addition of a Borrowing Base Asset (a “Proposed Borrowing Base Asset”) to the Facility by submitting a request in writing to the Administrative Agent, together with the Borrowing Base Deliverables for such Proposed Borrowing Base Asset, and certifying that such asset satisfies the Borrowing Base Conditions (such notice and other materials delivered therewith, a “Borrowing Base Addition Notice”). (b) Within no fewer than two Business Days of receipt of a Borrowing Base Addition Notice, the Administrative Agent shall notify the Borrower that the Administrative Agent has approved such Proposed Borrowing Base Asset (a “Borrowing Base Approval Notice”) or that the Administrative Agent has not approved such Proposed Borrowing Base Asset. If the Administrative Agent delivers a Borrowing Base Approval Notice, then, the Proposed Borrowing Base Asset shall become a Borrowing Base Asset upon the delivery of each of the following to the Administrative Agent not later than ten Business Days after the receipt of such Borrowing Base Approval Notice, (x) a Notice of Borrowing and (y) a Borrowing Base Addition Certificate certifying (i) the date such Proposed Borrowing Base Asset was originated or acquired by the Originator, (ii) that the Proposed Borrowing Base Asset is an Eligible Asset satisfying each of the Borrowing Base Conditions on such date, (iii) that no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to the addition of such Proposed Borrowing Base Asset, (iv) the REIT is in compliance with the covenants set forth in Section 5.04 on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Borrower is required to have delivered quarterly financials pursuant to Section 5.03(c) both immediately before and immediately after giving effect to the addition of such Proposed Borrowing Base Asset, (v) the Chief Financial Officer (or other Responsible Officer performing similar functions) of the REIT believes, in his/her reasonable, good faith judgment, that such asset satisfies all criteria necessary to qualify as an “eligible asset” (or similar term) under one or more of the REIT’s or its Subsidiaries’ then existing commercial mortgage repurchase facilities with unused capacity and (vi) the computation of the Borrowing Base Asset Value for the Proposed Borrowing Base Asset (including the declining amounts in accordance with the definition of “Borrowing Base Asset Value”). (c) In the event that a Proposed Borrowing Base Asset is not an Eligible Asset satisfying each of the Borrowing Base Conditions, such Proposed Borrowing Base Asset may be added to the Facility upon the prior written consent of the Required Lenders in their sole discretion, and if such consent is given, the applicable Borrowing Base Condition will be modified with respect to such asset for so long as such asset is a Borrowing Base Asset.

51 14709549.22 SECTION 3.04. Conditions to the Release of a Borrowing Base Asset. The release of any Borrowing Base Asset at the written request of the Borrower delivered to the Administrative Agent shall be subject to the Administrative Agent having received a certificate of a Responsible Officer of the Borrower certifying that, after giving effect to the release of such Borrowing Base Asset (i) each of the remaining Borrowing Base Assets continue to be Eligible Assets satisfying each of the Borrowing Base Conditions, (ii) no Default or Event of Default shall have occurred and be continuing on such date immediately prior to or after giving effect to the release of such Borrowing Base Asset (unless such Default or Event of Default is caused by, or arises directly in relation to, the Borrowing Base Asset being released, and would be cured by such release), (iii) all representations and warranties in the Loan Documents are true and accurate in all material respects at the time of such release and immediately after giving effect to such release; provided that (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date and (y) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to qualifications therein) in all respects on such respective dates, (iv) the Borrower has fully repaid the Advance related to such Borrowing Base Asset, together with any accrued and unpaid interest thereon and (v) any mandatory prepayment required pursuant to Section 2.06(b) has been made. SECTION 3.05. Determinations Under Sections 3.01, 3.02, 3.03 and 3.04. For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02, 3.03 and 3.04, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Initial Extension of Credit (in the case of Section 3.01), the applicable Borrowing (in the case of Section 3.02) , the applicable addition of a Borrowing Base Asset (in the case of Section 3.03) or the applicable release of a Borrowing Base Asset (in the case of Section 3.04) specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing. ARTICLE IV REPRESENTATIONS AND WARRANTIES SECTION 4.01. Representations and Warranties of the Loan Parties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Advances, each Loan Party represents and warrants as follows: (a) Organization and Powers; Qualifications and Good Standing. Each Loan Party and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Parent Guarantor and the Borrower have been validly issued, are fully paid and non-assessable. The REIT directly or indirectly owns all Equity Interests in each other Loan Party. All Equity Interests in the Parent Guarantor and the

52 14709549.22 Borrower that are directly or indirectly owned by the REIT are owned free and clear of all Liens. The Borrower’s and the Parent Guarantor’s constitutive documents are in compliance with the provisions referred to in the definition of “SPE Requirements”. (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Closing Date showing as of the Closing Date (as to each such Subsidiary), the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable, and to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens, except for pledges of those Equity Interests to secure one or more of the REIT’s or its Subsidiaries’ commercial mortgage repurchase facilities. (c) Due Authorization; No Conflict. The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect. (d) Authorizations and Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents, (ii) the grant by any Loan Party (or the general partner or managing member of such Loan Party) of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

53 14709549.22 (e) Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity. (f) Litigation. There is no action, investigation, litigation or proceeding affecting any Loan Party or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents. (g) Financial Condition. The Consolidated balance sheets of the REIT as at December 31, 2017 and the related Consolidated statements of income and Consolidated statements of cash flows of the REIT for the fiscal year then ended, accompanied by unqualified opinions of Ernst & Young LLP, present fairly the Consolidated financial condition of the REIT as at such date and the Consolidated income and cash flows for the fiscal year then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2017 there has been, to each Loan Party’s Knowledge, (i) with respect to the period prior to the Closing Date, no material adverse change in the business condition (financial or otherwise), results of operations or prospects of any Loan Party, taken as a whole, and (ii) with respect to any period after the Closing Date, no Material Adverse Change. (h) Forecasts. The Consolidated forecasted balance sheets and statements of income of the REIT and its Subsidiaries delivered to the Lenders pursuant to Section 3.01(a)(x) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the REIT’s best estimate of its future financial performance. (i) Full Disclosure. No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The Loan Parties have disclosed to the Administrative Agent, in writing, any and all actual or prospective development, events or other facts that, to Borrower’s Knowledge, have or may have (to the extent any of the Loan Parties can now reasonably foresee) a Material Adverse Effect. (j) Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. (k) Certain Governmental Regulations. No Loan Party nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality

54 14709549.22 of the foregoing, each Loan Party and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder. (l) Materially Adverse Agreements. No Loan Party is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that could reasonably be expected to result in a Material Adverse Effect (absent a material default under a Material Contract). (m) Taxes. The Loan Parties have filed all Tax returns which are required to be filed and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Loan Parties or otherwise, except such Taxes, if any, that are subject to a Good Faith Contest. As of the Closing Date, no Tax liens have been field and no claims are being asserted with respect to any Taxes. The charges, accruals and reserves on the books of the Loan Parties, taken as a whole, in respect of any Taxes, are adequate. (n) Perfection and Priority of Security Interests. All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents, and create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Parent Guarantor and Borrower are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created under the Loan Documents. (o) [Reserved.] (p) [Reserved.] (q) [Reserved.] (r) [Reserved.] (s) [Reserved.]

55 14709549.22 (t) Compliance with Laws. Each Loan Party is in compliance with the requirements of all laws, rules and regulations (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to result in a Material Adverse Effect. (u) [Reserved.] (v) Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party. (w) Solvency. Each Loan Party is Solvent. (x) Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley. (y) ERISA Matters. (i) No ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate. (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B there has been no material adverse change in such funding status. (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan. (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan of such Multiemployer Plan’s Insolvency or that the Multiemployer Plan has been terminated, or is in endangered or critical status, each within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to suffer an Insolvency, be in endangered or critical status or to be terminated, within the meaning of Title IV of ERISA. (v) Neither any Loan Party nor any ERISA Affiliate is (A) an “employee benefit plan” defined in Section 3(3) of ERISA that is subject to ERISA, (B) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (C) an entity whose underlying assets

56 14709549.22 constitute “plan assets” of one or more such employee benefit plans or plans within the meaning of 29 C.F.R. Section 2310.3-101, as modified by Section 3(42) of ERISA, (D) a “governmental plan” within the meaning of Section 3(32) of ERISA or subject to state statues regulating investments and fiduciary obligations with respect to governmental plans. (z) OFAC. None of the Loan Parties or any director, officer, employee, or, to their Knowledge, agent or Affiliate thereof, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. (aa) Patriot Act. To the extent applicable, each of the Loan Parties is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. (bb) Anti-Corruption Laws. Each Loan Party and their respective directors, officers and employees and, to the Knowledge of each such Loan Party, the agents of such Loan Party and its Affiliates, are in compliance with Anti-Corruption Laws. Each Loan Party and its Affiliates have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith. (cc) [Reserved.] (dd) [Reserved.] (ee) EEA Financial Institution. No Loan Party nor any general partner or managing member of any Loan Party, as applicable, is an EEA Financial Institution. (ff) Use of Proceeds. The proceeds of the Advances shall be available (and the Loan Parties agree that they shall use such proceeds) solely for (i) the origination or acquisition of commercial mortgage loans and other debt and debt-like commercial real estate investments, (ii) general corporate purposes of the Borrower, and (iii) the payment of fees and expenses related to the Facility and the other transactions contemplated by the Loan Documents. (gg) [Reserved.] (hh) Insurance. The Loan Parties (or the Pine River Entities on their behalf) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party operates. (ii) REIT Status; Loan Party Tax Status. The REIT has been organized and operated in a manner that has allowed it to qualify and has qualified for REIT Status commencing with its taxable year ending December 31, 2017 and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Each of the other Loan Parties is treated as a qualified REIT subsidiary, as defined in

57 14709549.22 Section 856(i)(2) of the Internal Revenue Code, and is not an association taxable as a corporation under the Internal Revenue Code. (jj) [Reserved.] (kk) Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) there are no strikes or other labor disputes against any Loan Party or their respective Subsidiaries pending or threatened, (ii) hours worked by and payment made to employees of each Loan Party and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended or any other applicable law dealing with such matters and (iii) all payments due from any Loan Party and their respective Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party or Subsidiary. ARTICLE V COVENANTS OF THE LOAN PARTIES SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will: (a) Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970. (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that none of the Loan Parties shall be required to pay or discharge any such Tax or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. (c) [Reserved.] (d) Maintenance of Insurance. Maintain (or cause the Pine River Entities on their behalf to maintain) insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, but in no event shall such amounts be lower or coverages be less comprehensive than the respective insurance amounts and coverages maintained by the Borrower on the Closing Date approved by the Administrative Agent. The REIT and the Borrower shall from time to time deliver to the Administrative Agent upon written request a list in reasonable detail, together with copies of all policies (or other available evidence) of the insurance then in effect, stating the names of the insurance companies, the coverages and amounts of such insurance, the dates of the expiration thereof and the risks covered thereby. (e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party otherwise permitted under Section 5.02(d) or (e) below).

58 14709549.22 (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or Lenders, or any agent or representatives thereof, upon reasonable prior notice and during regular business hours, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party, and to discuss the affairs, finances and accounts of any Loan Party with any of their general partners, managing members, officers or directors and with their independent certified public accountants. (g) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party in accordance with GAAP. (h) [Reserved.] (i) [Reserved.] (j) [Reserved.] (k) [Reserved.] (l) Further Assurances. (i) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each Loan Party to promptly correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof. (ii) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, account control agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order (A) to carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, to subject any Loan Party’s assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. (m) Performance of Material Contracts. Perform and observe in all material aspects, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Material Contract. (n) [Reserved.]

59 14709549.22 (o) [Reserved.] (p) [Reserved.] (q) [Reserved.] (r) [Reserved.] (s) [Reserved.] (t) [Reserved.] (u) Sarbanes-Oxley. Comply at all times in all material respects with all applicable provisions of Section 402(a) of Sarbanes-Oxley, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (v) Cash Management. (i) The Collection Account shall be established at the Deposit Bank on the Closing Date. The Borrower shall, or shall cause the Servicer to, deposit all properly identified Collections in respect of the Borrowing Base Assets directly into the Collection Account no later than the second Business Day following receipt of properly identified funds and provide a remittance report on the Remittance Date (as defined in the Servicing Agreement); provided that, if the Borrower or the Servicer receives Collections after 5 P.M. (New York City time) on any Business Day, such Collections shall be deposited into the Collection Account no later than the third Business Day following receipt of properly identified funds. Any Collections held by the Borrower or the Servicer shall be deemed to be Collateral and shall be held in trust by them for the benefit of the Administrative Agent on behalf of the Secured Parties and, once properly identified and deposited into the Collection Account, shall not be commingled with any other funds or property of the Borrower or any Guarantor. The Collection Account shall be under the sole dominion and control of the Administrative Agent. (ii) Any time no Event of Default has occurred and is continuing, funds on deposit in the Collection Account shall be swept on a daily basis to the Borrower’s Account. (iii) If at any time, an Event of Default shall have occurred and be continuing, funds on deposit in the Collection Account shall be applied by the Administrative Agent from time to time to the prepayment and repayment of the Obligations in the amounts and order of priority in its sole discretion. (w) Servicing of Borrowing Base Assets. The Borrower shall cause each Borrowing Base Asset to be serviced by the Servicer pursuant to the Servicing Agreement in accordance with servicing practices consistent with practices maintained by other prudent mortgage lenders with respect to mortgage loans of the same type as the Borrowing Base Assets. Notwithstanding the foregoing, neither the Borrower nor the Servicer shall take any action with respect to any Borrowing Base Asset except as otherwise permitted by Section 5.02(q). (i) Any failure by the Servicer to deposit Collections to the Collection Account as set forth in the Servicing Agreement shall be remedied promptly, and in any event within five Business Days after such Collections should have been deposited in accordance with the Servicing Agreement.

60 14709549.22 (ii) The payment of servicing fees and other costs of servicing shall be at the sole expense of the Borrower and, if the Servicer is an Affiliate of the Borrower, the payment by the Borrower of such fees and costs shall be subordinated to the payment of the Obligations. (iii) The Borrower shall notify the Administrative Agent promptly, and in any event within five Business Days, after any amendment to the Servicing Agreement which does not require the consent of the Required Lenders pursuant to Section 5.02(q). (x) SPE Requirements. Cause the Borrower and the Parent Guarantor to (i) maintain in its constitutive documents the provisions referred to in the definition of “SPE Requirements” and (ii) comply with such provisions at all times. (y) [Reserved.] (z) Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent subject to applicable notice and cure periods, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is subject to a Good Faith Contest. (aa) Plan Assets. Borrower shall deliver to Administrative Agent such certifications or other evidence from time to time, as reasonably requested by Administrative Agent in its sole discretion, that (i) no Loan Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code which is subject to Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) no Loan Party is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) no assets of any Loan Party constitute or will constitute “plan assets” of an employee benefit plan” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party will, at any time: (a) Liens, Etc. In the case of the Parent Guarantor or the Borrower, create, incur, assume or suffer to exist any Lien on or with respect to any of its assets of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or authorize or file or suffer to exist under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party as debtor, or sign or authorize or suffer to exist, or permit any of its Subsidiaries to sign or authorize or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, except Liens created under the Loan Documents or by operation of law. (b) Debt. In the case of the Parent Guarantor or the Borrower, create, incur, assume or suffer to exist any Debt, except Debt under the Loan Documents. (c) Change in Nature of Business. Enter into any business except for those businesses which may lawfully be conducted while maintaining REIT Status.

61 14709549.22 (d) Mergers, Etc. In the case of the Parent Guarantor or the Borrower, merge, consolidate or amalgamate with or into, liquidate, windup or dissolve, or convey, transfer (except as permitted by Section 5.02(e)), lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that the Borrower may dispose of any or all of the Borrowing Base Assets, subject to satisfaction of the conditions precedent set forth in Section 3.04. (e) Sales, Etc. of Assets. In the case of the Borrower, sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire (each action described in the foregoing, including, without limitation, any Sale and Leaseback Transaction, being a “Transfer”), any Borrowing Base Asset (or any direct or indirect Equity Interests in the owner thereof), other than if, immediately before and after giving effect to the Transfer, the REIT shall be in compliance with the covenants set forth in Section 5.04. (f) Investments. In the case of the Parent Guarantor or the Borrower, make or hold any Investment other than Investments in Eligible Assets. (g) Restricted Payments. Make any Restricted Payments; provided, however, that the Loan Parties may make Restricted Payments only so long as (i) no Default or Event of Default shall have occurred and be continuing, and (ii) immediately before and after giving effect to the payment of any such Restricted Payment the REIT shall be in compliance with the covenants set forth in Section 5.04; provided, further, that in all cases, the Loan Parties shall be permitted to make Restricted Payments not to exceed the minimum amount necessary for the REIT to maintain its REIT Status and to avoid the imposition of income and excise taxes on the REIT under the Internal Revenue Code. (h) Amendments of Constitutive Documents. In the case of Borrower or Parent Guarantor, amend in any material respect, its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents, provided that any amendment to any such constitutive document that would be adverse to any of the Secured Parties shall be deemed “material” for purposes of this Section; and provided, further, that any amendment to any such constitutive document that would designate such Subsidiary as a “special purpose entity” or otherwise confirm such Subsidiary’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section. (i) Accounting Changes. Make or permit any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year. (j) Limitation on Modifications to Borrowing Base Assets. Take any action constituting a consent, amendment, supplement, waiver, release or other modification of any material term of any Borrowing Base Asset, except pursuant to a Permitted Modification. (k) [Reserved]. (l) Amendment, Etc. of Material Contracts. In the case of the Parent Guarantor or the Borrower, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any

62 14709549.22 Material Contract or take any other action in connection with any Material Contract that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of the Administrative Agent or any Lender, in each case taking into account the effect of any agreements that supplement or serve to substitute for, in whole or in part, such Material Contract, and in the case of a Material Contract not affecting any Borrowing Base Asset, in a manner that could reasonably be expected to have a Material Adverse Effect. (m) Negative Pledge. In the case of the Parent Guarantor or the Borrower, enter into or suffer to exist any Negative Pledge upon any of its property or assets. (n) [Reserved.] (o) Multiemployer Plans. Contribute to or be required to contribute to, nor will any ERISA Affiliate contribute to or be required to contribute to any Multiemployer Plan. (p) Subsidiaries. In the case of the Parent Guarantor or the Borrower, create, assume or acquire any Subsidiaries after the Closing Date. (q) Servicing of Borrowing Base Assets. (i) Make any change, or permit the Servicer to make any change, in its instructions to the Underlying Obligors regarding payments to be made with respect to the Borrowing Base Assets to the Collection Account, without the prior written consent of the Required Lenders; (ii) amend or modify Sections 1 and 3 of the Servicing Agreement Joinder or otherwise modify the Servicing Agreement in a manner materially adverse to the Lenders without the consent of the Required Lenders; or (iii) deposit or otherwise credit, or use commercially reasonable efforts to cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than properly identified Collections in respect of the Borrowing Base Assets, Proposed Borrowing Base Assets then owned by the Borrower, assets which formerly were included in the Facility which are still owned by the Borrower or assets otherwise originated or acquired by the Originator for the purpose of adding such assets to the Facility (whether or not added to the Facility). (r) Transactions with Affiliates. In the case of the Parent Guarantor or the Borrower, not conduct all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than (i) transactions exclusively among or between the Borrower and/or one or more of the Guarantors and (ii) transfers of Eligible Assets from the Originator to the Borrower) on terms that are not fair and reasonable and less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate. (s) SPE Provisions. In the case of the Parent Guarantor or the Borrower, amend or otherwise modify the SPE Provisions or give any consent, waiver, or approval thereunder, waive any default under or breach of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions, agree in any manner to any other amendment, modification or change of any term or condition of the SPE Provisions or take any other action in connection with the SPE Provisions that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or

63 14709549.22 otherwise adversely affect in any material respect the interest or rights, if any, of the Administrative Agent or any Lender. (t) OFAC. (i) Engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions, or that otherwise violates Anti-Corruption Laws or the Patriot Act; or (ii) use the proceeds of the Advances, directly or indirectly, to conduct or finance any dealings or transactions with any party, or in any country or territory, that is the subject of applicable Sanctions, or in any manner that would be prohibited by Sanctions, Anti-Corruption Laws, or the Patriot Act. (u) REIT Status. Permit the REIT to fail to qualify for REIT Status or permit any of the other Loan Parties to fail to be treated as a qualified REIT subsidiary, as defined in Section 856(i)(2) of the Internal Revenue Code. (v) Margin Stock. Engage in the business of extending credit for the purpose of purchasing or carrying Margin Stock, or use the proceeds of any Advance to purchase or carry any Margin Stock or extend credit to others for the purpose of purchasing or carrying any Margin Stock (w) Exchange Listing. Permit the REIT to (i) cause its common shares to not be duly listed on the New York Stock Exchange and (ii) not timely file all reports required to be filed by it in connection therewith. (x) Parent Guarantor Covenant. With respect to Parent Guarantor, not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Borrower and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (vi) participating in tax, accounting and other administrative matters as owner of the Borrower, (vii) holding any cash incidental to any activities permitted under this Section 5.02(x), (viii) providing indemnification to officers, managers and directors and (ix) any activities incidental to the foregoing. Parent Guarantor shall not incur any Liens on Equity Interests of the Borrower other than those for the benefit of the Obligations and Parent Guarantor shall not own any Equity Interests other than those of the Borrower. SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lenders in accordance with Section 10.02(b): (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably expected to result

64 14709549.22 in a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the REIT setting forth details of such Default or such event, development or occurrence and the action that the REIT has taken and proposes to take with respect thereto. (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the REIT and its Subsidiaries, including therein Consolidated balance sheets of the REIT and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the REIT with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by (x) an opinion acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (y) if applicable and if the REIT and its Subsidiaries are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, a report of such independent public accountants as to the Borrower’s internal controls of the REIT and its Subsidiaries required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified in a manner to which the Required Lenders have not objected. (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the REIT and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the REIT and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the REIT as having been prepared in accordance with GAAP (it being acknowledged that a copy of the quarterly financials filed by the REIT with the Securities and Exchange Commission shall satisfy the foregoing requirements). (d) Availability Certificate. As soon as available and in any event within five Business Days after the end of each month as to which as of such month end Borrowing Base Assets exist, a completed Availability Certificate calculating the Borrowing Base Asset Value for each Borrowing Base Asset as at the last day of such month (as well as declining Borrowing Base Asset Values over time). (e) Compliance Certificate. Concurrently with the delivery of any financial statements pursuant to Section 5.03(b) or (c), a Compliance Certificate (i) stating that, to the best of the Chief Financial Officer’s (or other Responsible Officer performing similar functions) Knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing except as specified in such certificate

65 14709549.22 and (ii) containing all information and calculations necessary for determining compliance with Section 5.04 as of the last day of the fiscal quarter or fiscal year of the REIT, as the case may be. (f) [Reserved.] (g) [Reserved.] (h) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party of the type described in Section 4.01(f). (i) Securities Reports. (i) Within five Business Days, after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to the holders of its Equity Interests, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange and (ii) within five Business Days after the receipt thereof, copies of all written correspondence received from the Securities and Exchange Commission concerning any material investigation or inquiry regarding financial or other operational results of any Loan Party; provided, however, that the filing of any of the foregoing in this Section 5.03(i) with the Securities and Exchange Commission shall constitute delivery to the Administrative Agent and each Lender of the same upon such filing. (j) Subsidiaries. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, reports supplementing Schedule 4.01(b), hereto, and, with respect to such Schedule, a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete. (k) [Reserved.] (l) [Reserved.] (m) Notices. Promptly (unless otherwise specified below) give notice to the Administrative Agent, on behalf of each Lender, of: (i) the following events, as soon as possible and in any event within 30 days after the Loan Party Knows or has reason to Know thereof: (A) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Guarantor or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan; (ii) as soon as possible and in any event within five Business Days of any Loan Party obtaining Knowledge thereof, any development or event that in the Borrower’s sole but commercially reasonable judgment, has had or would reasonably be expected to have a Material Adverse Effect;

66 14709549.22 (iii) with respect to any Borrowing Base Asset: (A) promptly following receipt of written notice or Knowledge that the underlying Real Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Real Property; (B) promptly upon Knowledge that any Borrowing Base Asset is not an Eligible Asset or that any of the representations and warranties set forth in Schedule II with respect to any Borrowing Base Asset is untrue or incorrect in any material respect; (C) promptly upon Knowledge of (1) any Borrowing Base Asset that becomes a Defaulted Asset, (2) any Lien or security interest (other than security interests created hereby) on, or claim asserted against, any Borrowing Base Asset, or the underlying collateral therefor, other than Liens permitted under Section 5.02(a) and Liens permitted under the relevant Borrowing Base Asset Documents, and, or (3) any event that is reasonably likely to materially and adversely affect the market value of a Borrowing Base Asset or the underlying Real Property; (D) promptly upon any transfer of the underlying Real Property or any direct or indirect equity interest in any Underlying Obligor, in violation of a due on sale clause contained in the relevant Borrowing Base Asset Documents; (E) promptly after the effectiveness of any written consent, amendment, supplement, waiver, release or other modification for any Borrowing Base Asset, a true correct and complete copy of such consent, amendment, supplement, waiver, release or other modification; and (F) promptly and in any event within two Business Days of the Borrower’s written notice of or any Loan Party’s Knowledge of, (1) notice of any material event or any material change in circumstances that an institutional asset manager would reasonably expect to result in a material adverse effect on any Borrower or any Underlying Obligor in respect of a Borrowing Base Asset, (2) copies of any written notice of any monetary or material non-monetary default or event of default under any Borrowing Base Asset delivered by or to the Borrower and (3) copies of any written notice of any allegation made by any Underlying Obligor in writing that any Borrower has defaulted with respect to its obligations under any Borrowing Base Asset. (iv) the failure of the REIT to maintain REIT Status or the failure of any of the other Loan Parties to maintain its status as qualified REIT subsidiary, as defined in Section 856(i)(2) of the Internal Revenue Code; and (v) promptly after the effectiveness of any amendment or other modification of the organizational documents of any Loan Party, a true correct and complete copy of such amendment or other modification. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

67 14709549.22 (n) Compliance with Borrowing Base Conditions. Promptly after obtaining actual Knowledge of any condition or event which causes any Borrowing Base Asset to fail to satisfy any of the Borrowing Base Conditions (other than those Borrowing Base Conditions, if any, that have theretofore been waived by the Required Lenders with respect to any particular Borrowing Base Asset, to the extent of such waiver), notice to the Administrative Agent thereof. (o) [Reserved.] (p) [Reserved.] (q) [Reserved.] (r) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.01(g) and forecasts referred to in Section 4.01(h), the Consolidated and consolidating financial statements and forecasts of the REIT and its Subsidiaries delivered pursuant to Section 5.03(b) or (c) will differ in any material respect from the Consolidated and consolidating financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements or forecasts pursuant to Section 5.03(b) or (c) following such change, Consolidated and consolidating financial statements and forecasts of the REIT and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) if requested by Administrative Agent, a written statement of the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the REIT setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 5.04) which would have resulted if such financial statements and forecasts had been prepared without giving effect to such change. (s) Material Contract. Promptly give notice to the Administrative Agent, on behalf of each Lender, of any default or event of default under any Material Contract of any Loan Party that if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect. (t) OFAC. Promptly upon the written request of the Administrative Agent, any information that the Administrative Agent or Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws. (u) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request. (v) Disclosable Events. If any Loan Party obtains Knowledge or receives any written notice that any Loan Party or Controlled Affiliate is in violation of Section 5.02(t), including any such violation that could result in the forfeiture of the proceeds of the Advances or a claim of forfeiture of the proceeds of the Advances (any such violation, a “Disclosable Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent of such Disclosable Event and (ii) comply with all applicable laws with respect to such Disclosable Event. Each Loan Party hereby authorizes and consents to the Administrative Agent and each

68 14709549.22 Lender taking any and all steps the Administrative Agent or such Lender deems necessary, in its sole but reasonable discretion, to avoid a violation of all applicable laws with respect to any such Disclosable Event. SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the REIT (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall not permit any of the following to be breached on any Test Date determined on a consolidated basis in conformity with GAAP: (a) Unrestricted Cash. The REIT shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Unrestricted Cash to be less than the greater of: (i) $30,000,000.00, and (ii) 5.00% of the REIT’s Recourse Debt. (b) Minimum Tangible Net Worth. The REIT shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Tangible Net Worth to be less than the sum of (x) $624,139,695, plus (y) 75% of the aggregate net cash proceeds of any equity issuances made by the REIT after the Closing Date (net of underwriting discounts and commissions and other out-of-pocket costs and expenses incurred by the REIT and its Affiliates in connection with such equity issuance). (c) Leverage Ratios. The REIT shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Debt of the REIT and its consolidated Subsidiaries associated with its Target Investments and (ii) the denominator of which shall equal the Total Assets of the REIT and its consolidated Subsidiaries associated with its Target Investments, to at any time be greater than 75.00%; provided, that notwithstanding the foregoing, the REIT and its consolidated Subsidiaries may from time to time acquire Highly Rated CMBS and enter into secured Debt in connection therewith pursuant to which the ratio, expressed as a percentage, (i) the numerator of which equals the Debt of the REIT and its consolidated Subsidiaries associated with its Highly Rated CMBS and (ii) the denominator of which equals the Total Assets of the REIT and its consolidated Subsidiaries associated with its Highly Rated CMBS exceeds 75.00% but is not greater than 90.00%, subject to the condition that at any such time, the REIT shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Debt of the REIT and its consolidated Subsidiaries and (ii) the denominator of which shall equal the Total Assets of the REIT and its consolidated Subsidiaries to be greater than 80.00%. (d) Minimum Interest Expense Coverage Ratio. The REIT shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of the REIT and its consolidated Subsidiaries prepared in accordance with GAAP for interest income for the period of four consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of the REIT and its consolidated Subsidiaries for such period, to be less than 1.50 to 1.00.

69 14709549.22 ARTICLE VI EVENTS OF DEFAULT SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing: (a) Failure to Make Payments When Due. (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or (iii) any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (iii) within five Business Days after the same becomes due and payable; or (b) Breach of Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made and, to the extent that such incorrect representation is capable of being cured by any Loan Party, such breach is not cured by such Loan Party within five Business Days after the earlier of receipt of written notice thereof from Administrative Agent or such Loan Party’s Knowledge of such incorrect representation; or (c) Breach of Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(c), (e), (f), (u), (v), (w), (x) or (z), 5.02, 5.03 or 5.04; or (d) Other Defaults under Loan Documents. Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or (e) Cross Defaults. (i) Any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and Borrower fails to repay to the Administrative Agent for the ratable account of the Lenders all outstanding Advances within one Business Day thereafter; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 30 days, and Borrower fails to repay to the Administrative Agent for the ratable account of the Lenders all outstanding Advances within one Business Day thereafter; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof, and Borrower fails to repay to the Administrative Agent for the ratable account of the Lenders all outstanding Advances within one Business Day thereafter; or (f) Insolvency Events. Any Act of Insolvency shall have occurred with respect to any Loan Party; or

70 14709549.22 (g) Monetary Judgments. Any judgment or order by any court in the United States of America, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or (h) Non-Monetary Judgments. (i) Any non-monetary judgment, order or writ shall be rendered against any Loan Party thereof or (ii) any seizure or attachment shall be issued or enforced against the Borrower or any Guarantor or any of their respective assets, in any such case that could reasonably be expected to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, order, writ, seizure or attachment, by reason of a pending appeal or otherwise, shall not be in effect; or (i) Unenforceability of Loan Documents. Any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms hereof or thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or (j) Security Failure. Any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or (k) Change of Control. A Change of Control shall occur; or (l) ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (y) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (z) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; and (iii) shall at the

71 14709549.22 request, or may with the consent of the Required Lenders, proceed to enforce its rights and remedies under the Loan Documents for the benefit of the Lenders by appropriate proceedings. ARTICLE VII GUARANTY SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection. (b) Each Guarantor, the Administrative Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lenders and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents. SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such

72 14709549.22 action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party; (f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter Known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information); (g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any

73 14709549.22 property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. (d) [Reserved.] (e) [Reserved.] (f) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter Known by the Administrative Agent or such other Secured Party. (g) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are Knowingly made in contemplation of such benefits. SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the termination in whole of the Commitments, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or

74 14709549.22 unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and (iii) the termination in whole of the Commitments shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty. SECTION 7.05. [Reserved.] SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Arranger, each other Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms. (b) Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors. Each party hereto hereby agrees not to assert any claim against the others on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. SECTION 7.07. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07. (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. (b) Prior Payment of Guaranteed Obligations. In any proceeding under the Bankruptcy Code relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under the Bankruptcy Code), whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”) before such Guarantor receives payment of any Subordinated Obligations.

75 14709549.22 (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under the Bankruptcy Code relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest). SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the termination in whole of the Commitments, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. ARTICLE VIII [RESERVED] ARTICLE IX THE ADMINISTRATIVE AGENT SECTION 9.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or such greater number of Lenders as may be required pursuant to this Agreement, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, joint lead arranger or joint book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Secured Party under any of such Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent is a “representative” of the

76 14709549.22 Lenders as used within the meaning of “Secured Party” under Section 9-102 of the Uniform Commercial Code. SECTION 9.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) in the case of the Administrative Agent, may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code. SECTION 9.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders. SECTION 9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its respective directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any

77 14709549.22 statement in relation to such checks made by the Administrative Agent or any of its respective directors, officers, agents or employees. SECTION 9.05. Indemnification by Lenders. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements resulting from the Administrative Agent ’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender severally agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 10.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. (b) [Reserved.] (c) For purposes of this Section 9.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to their respective Commitments at such time. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount. The term “Administrative Agent” shall be deemed to include the employees, directors, officers and affiliates of the Administrative Agent for purposes of this Section 9.05. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. SECTION 9.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has been replaced as Administrative Agent and it (or its Affiliate) has been released from all obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, provided that no Default or Event of Default shall have occurred and be continuing, be subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000; provided that, in no event shall any

78 14709549.22 such successor Administrative Agent be a Defaulting Lender. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 9.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent shall have become effective, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. SECTION 9.07. Relationship of the Administrative Agent and Lenders. The relationship between the Administrative Agent and the Lenders, and the relationship among the Lenders, is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them. ARTICLE X MISCELLANEOUS SECTION 10.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) modify the definition of “Required Lenders” or otherwise change the percentage vote of the Lenders required to take any action under this Agreement or any other Loan Document, (ii) release the Borrower with respect to the Obligations or, except to the extent expressly permitted under this Agreement, reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations, (iii) release all or substantially all of the Collateral (other than pursuant to Section 5.02(e) or 10.14) or permit the Loan Parties to encumber the Collateral, except as expressly permitted in the Loan Documents, (iv) amend this Section 10.01, (v) increase the aggregate Commitments under the Facility, the Commitments of the Lenders or subject the Lenders to any additional obligations, (vi) forgive or reduce the principal of, or interest on, or reduce the stated rate in respect of, the Obligations of the Loan Parties under the Loan Documents or any fees or other amounts payable thereunder, (vii) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) extend the Termination Date, (ix) modify the definition of “Pro Rata Share”, (x) [reserved], (xi) provide for payment of the Facility in any manner other than in cash in Dollars, (xii) modify any provisions requiring payment to be made for the ratable account of the Lenders, (xiii) require or accept any Collateral for the benefit of the Lenders other than on a pro rata basis, (xiv) require or accept one or more Guaranties for the benefit of the Lenders other than

79 14709549.22 on a pro rata basis, (xv) subordinate any of the security interests created under the Collateral Documents to any Debt of the Borrower or any other Loan Party, (xvi) [reserved] or (xvii) take any other action specifically requiring the consent of all Lenders under the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Administrative Agent, as the case may be, under this Agreement or the other Loan Documents. (b) In the event that any Lender (a “Non-Consenting Lender”) shall fail to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by the Administrative Agent and the Required Lenders, then the Borrower shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given within 30 days after the first date on which such consent was solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to a Replacement Lender, provided that (i) as of such Consent Request Date, no Default or Event of Default shall have occurred and be continuing, (ii) as of the date of the Borrower’s written demand to replace such Non-Consenting Lender, no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from the Lenders by the Administrative Agent and (iii) the replacement of any Non-Consenting Lender shall be consummated in accordance with and subject to the provisions of Section 2.20. The Replacement Lender shall purchase such interests of the Non-Consenting Lender and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 10.07. (c) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender. SECTION 10.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by overnight courier service, (y) as and to the extent set forth in Section 10.02(b) and in the proviso to this Section 10.02(a), in an electronic medium and delivered as set forth in Section 10.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to the Borrower, at its address at 590 Madison Avenue, 38th Floor, New York, New York 10022; Attention: General Counsel, or, if applicable, at legal-gp@prcm.com (and in the case of transmission by e-mail, with a copy by U.S.

80 14709549.22 mail to 590 Madison Avenue, 38th Floor, New York, New York 10022; Attention: General Counsel); if to any Initial Lender, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified opposite its name on Error! Reference source not found. hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); and if to the Administrative Agent, at its address at 1615 Brett Road, OPS III, New Castle, Delaware 19720, Attention: Bank Loans Department, or, if applicable, at ORIGBilateralGroup@citi.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to 1615 Brett Road, OPS III, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department) or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All notices, demands, requests, consents and other communications described in this clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.02(b) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier and (iv) if delivered by electronic mail or any other telecommunications device, upon receipt by the sender of a response from any one recipient, or from an employee or representative of the Person receiving notice on behalf of such Person, acknowledging receipt (which response may not be an automatic computer-generated response) and an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 10.02; provided, however, that notices and communications to the Administrative Agent pursuant to Article II, III or IX or to the Administrative Agent under the Collateral Documents shall not be effective until received by such the Administrative Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any notice may be sent to such e-mail address. (b) Notwithstanding clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (b) shall prejudice the right of the Administrative Agent or any Lender to deliver any

81 14709549.22 Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner. (c) Each of the Lenders and each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (d) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. (e) Each of the Lenders and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies. SECTION 10.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law. SECTION 10.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and

82 14709549.22 amendment of the Loan Documents (including, without limitation, (A) all due diligence, asset review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Sections 3.01 or 3.02) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto). (b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) any violation or alleged violation of any environmental law, rule or regulation. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party, Administrative Agent and each Lender also agrees not to assert any claim against any other Person or any of its respective Related Parties on any theory of liability, for special, indirect, incidental, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent claims, damages, losses, liabilities or expenses arising from any non-Tax claim. (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06 or 2.10(d), replacement of a Lender pursuant to Section 2.20 or 10.01(b), termination of the Commitments pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06, 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional

83 14709549.22 losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion. (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10, 2.12, 7.06 and this Section 10.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. (f) No Indemnified Party referred to in Section 10.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. SECTION 10.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. SECTION 10.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. SECTION 10.07. Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrower in accordance Section 2.20 or 10.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and

84 14709549.22 obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 under the Facility or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.20 or 10.01(b) shall be an assignment at par of all rights and obligations of the assigning Lender under this Agreement, (v) no such assignments shall be permitted without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, (vi) no such assignments shall be made to any Defaulting Lender or Potential Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause or a Subsidiary thereof, and (vii) except to the extent contemplated by Sections 2.20 and 10.01(b), the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500; provided, however, that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and (y) for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.20 or 10.01(b), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 10.07(a), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 9.05 and 10.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

85 14709549.22 (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender. (d) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under the Facility of, and principal amount (and stated interest) of the Advances owing under the Facility to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Administrative Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a substitute Note to such Eligible Assignee in an amount equal to the Commitment assumed by it under the Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under the Facility, a substitute Note to such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such substitute Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of

86 14709549.22 such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. (f) [Reserved.] (g) Each Lender may sell participations to one or more Persons (other than any Loan Party, any Affiliate of a Loan Party, any natural person, or any Defaulting Lender) (each a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except that any agreement with respect to such participation may provide that such Participant may have a consent right regarding whether the applicable Lender will approve of an amendment, waiver or consent to the extent such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vi) a Participant shall be entitled to the benefits of Sections 2.10, 2.12, and 10.04(c) (subject to the requirements and limitations therein, including the requirements under Sections 2.12(f) and 2.12(g) (it being understood that the documentation required under Sections 2.12(f) and 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(a); provided, however, that such Participant shall not be entitled to receive any greater payment under Section 2.10, 2.12, or 10.04(c) with respect to any participation than its participating Lender would have been entitled to receive, except, in the case of Sections 2.10 and 2.12 only, to the extent such entitlement to receive a greater payment results from a change in law or increased cost, as applicable, that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or any other Obligations under the Loan Documents (the “Participant Register”), provided, however, that no Lender shall have any obligation to disclose all or any portion of such Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any such Commitment, Advances or any other Obligations, under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

87 14709549.22 (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Loan Parties (or any of them) furnished to such Lender by or on behalf of any Loan Party; provided, however, that prior to any such disclosure, the assignee or Participant or proposed assignee or Participant shall agree to preserve the confidentiality of any Information received by it from such Lender on the same terms as provided in Section 10.13. (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign, or grant a security interest in all or any portion of its rights under this Agreement (including, without limitation, any pledge or assignment of, or grant of a security interest in, the Advances owing to such Lender and any Note or Notes held by it), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank in accordance with applicable local laws or regulations. (j) Upon notice to the Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, the Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note. SECTION 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by email with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement. SECTION 10.09. Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provision shall be deemed to be in effect only to the extent not so limited. SECTION 10.10. Survival of Representations. All representations and warranties contained in this Agreement and in any other Loan Document or made in writing by or on behalf of any Loan Party in connection herewith or therewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the any Lender, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. SECTION 10.11. Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America

88 14709549.22 from time to time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, taken, charged, received, reserved or paid under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts contracted for, taken, charged, received, reserved or paid on the Advances, include amounts which, by applicable law, are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and, each Lender receiving the same shall credit the same on the principal of the Obligations of the Borrower under the Loan Documents (or if such Obligations shall have been paid in full, refund said excess to the Borrower). In the event that the Obligations of the Borrower under the Loan Documents are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of the Obligations of the Borrower under the Loan Documents (or, if such Obligations shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Facility all amounts considered to be interest under applicable law at any time contracted for, taken, charged, received, reserved or paid in connection with the Obligations of the Loan Parties under the Loan Documents. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith. SECTION 10.12. [Reserved.] SECTION 10.13. Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or any such Related Party (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any pledgee in connection with any pledge made pursuant to Section 10.07(i), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or the Facility, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility or (C) external auditors as may be required by a Lender’s policies or policies of any governmental or quasi-governmental entity affecting a Lender, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.13 or (B) becomes available to the Administrative Agent, such Lender or any of their respective Affiliates on a non-confidential basis from a source other than the REIT or any of its Subsidiaries without the Administrative Agent, such Lender or any of their respective Affiliates having

89 14709549.22 Knowledge that a duty of confidentiality to the REIT or any of its Subsidiaries has been breached. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information that any Loan Party furnishes to the Administrative Agent or any Lender with respect to any Loan Party, its Affiliates or the Collateral, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of this Section 10.13 or that is or becomes available to the Administrative Agent or such Lender from a source other than the Loan Parties or the Administrative Agent or any other Lender and not in violation of any confidentiality agreement with respect to such information that is actually Known to the Administrative Agent or such Lender. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. (b) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the REIT, any or its Subsidiaries or their respective securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. None of the Administrative Agent or any of its respective directors, officers, agents or employees shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its respective directors, officers, agents or employees be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent or any of its respective directors, officers, agents or employees (i) shall have, and the Administrative Agent, on behalf of itself and each of its directors, officers, agents and employees, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party, any Lender or any of their respective Affiliates, directors, officers, agents or employees arising out of or relating to the Administrative Agent or any of its respective directors, officers, agents or employees providing or not providing Restricting Information to any Lender, other than as found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its respective directors, officers, agents or employees. (c) Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lenders whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications are determined by the Loan Parties in good faith not to contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC”, each Loan Party shall be

90 14709549.22 deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although such Communications shall remain subject to the confidentiality undertakings of Section 10.13(a)) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lenders and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information” (and shall not post such Communications to a portion of the Approved Electronic Platform designated “Public Side Information”). The Administrative Agent nor any of its respective Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of their respective Affiliates incur any liability to any Loan Party, any Lender or any other Person for any action taken by the Administrative Agent or any of its respective Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender that may decide not to take access to Restricting Information. Nothing in this Section 10.13(c) shall modify or limit a Person’s obligations under Section 10.13 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information. (d) Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) in writing to the Administrative Agent. Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission. (e) Each Lender acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally. Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lenders may have access to Restricting Information that is not available to such electing Lender. Each such electing Lender acknowledges the possibility that, due to its election not to take access to Restricting Information, it may not have access to any Communications (including, without being limited to, the items required to be made available to the Administrative Agent in Section 5.03 unless or until such Communications (if any) have been filed or incorporated into documents which have been filed with the Securities and Exchange Commission by the REIT). None of the Loan Parties, the Administrative Agent or any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information. (f) Sections 10.13(b), (c), (d) and (e) are designed to assist the Administrative Agent, the Lenders and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lenders

91 14709549.22 hereunder or thereunder may contain Restricting Information. None of the Administrative Agent or any of its respective directors, officers, agents or employees warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its respective directors, officers, agents or employees warrant or make any other statement to the effect that a Loan Party’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lenders and each Loan Party assumes the risks associated therewith. SECTION 10.14. Release of Collateral. (a) [Reserved.] (b) [Reserved.] (c) Upon the payment in full in cash of the Secured Obligations and the termination in whole of the Commitments, the Liens granted by the Collateral Documents shall terminate and all rights to the Collateral shall revert to the Borrower or Parent Guarantor. Upon any such termination, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Borrower or Parent Guarantor such documents as Borrower or Parent Guarantor shall reasonably request to evidence such termination. SECTION 10.15. Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The REIT and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act. SECTION 10.16. Jurisdiction, Etc. (a) Each of the Loan Parties, Administrative Agent and the Lenders hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or other proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, against the Loan Parties, Administrative Agent, any Lender or any other Indemnified Party in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and each of the Loan Parties, Administrative Agent and the Lenders irrevocably and unconditionally submits to the jurisdiction of such courts, and each of the Loan Parties, Administrative Agent and the Lenders hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted or required by law, in such Federal court. Each of the Loan Parties, Administrative Agent and the Lenders agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) [Reserved]. (c) Each of the Loan Parties, Administrative Agent and the Lenders hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any litigation, action or

92 14709549.22 proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court sitting in the City, County and State of New York. Each of the Loan Parties, Administrative Agent and the Lenders hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. SECTION 10.17. [Reserved]. SECTION 10.18. Governing Law. This Agreement and the other Loan Documents, including but not limited to the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, shall be governed by, and construed in accordance with, the law of the State of New York. SECTION 10.19. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OTHER LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. SECTION 10.20. No Fiduciary Duties. Each Loan Party, Administrative Agent and each Lender agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties, Administrative Agent and the Lenders agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party, Administrative Agent and each Lender agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Administrative Agent, the Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder, or (y) the Lenders acting in their respective capacities as such hereunder, that the Administrative Agent or any such Lender may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Administrative Agent, the Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lenders were not Lenders, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Administrative Agent and the Lenders and the Arranger, any conflict of interest which may arise by virtue of the Administrative Agent, the Arranger and/or the Lenders acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, the Arranger or any Lender as described in this Section 10.20. SECTION 10.21. [Reserved]. SECTION 10.22. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement,

93 14709549.22 arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. [Balance of page intentionally left blank]

[Signature Page – Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written. BORROWER: GP COMMERCIAL CB SL LLC By: /s/ Marcin Urbaszek Name: Marcin Urbaszek Title: Chief Financial Officer REIT: GRANITE POINT MORTGAGE TRUST INC. By: /s/ Marcin Urbaszek Name: Marcin Urbaszek Title: Chief Financial Officer

[Signature Page – Credit Agreement] GUARANTORS: GP COMMERCIAL CB SL HOLDINGS LLC By: /s/ Marcin Urbaszek Name: Marcin Urbaszek Title: Chief Financial Officer GRANITE POINT OPERATING COMPANY LLC By: /s/ Marcin Urbaszek Name: Marcin Urbaszek Title: Chief Financial Officer TH COMMERCIAL HOLDINGS LLC By: /s/ Marcin Urbaszek Name: Marcin Urbaszek Title: Chief Financial Officer

[Signature Page – Credit Agreement] ADMINISTRATIVE AGENT and INITIAL LENDER: CITIBANK, N.A. By: /s/ John C. Rowland Name: John C. Rowland Title: Vice President